Prospectus filed pursuant to rule 424(b)(3)
Registration No: 333-115546

MOBILEPRO CORP.

295,219,537 Shares of common stock

     This prospectus relates to the sale of up to 295,219,537 shares of our common stock by certain persons who are, or will become, stockholders of Mobilepro. All of the shares of common stock are being offered for sale by the selling stockholders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol “MOBL.” The last reported sale price of our common stock on the OTC Bulletin Board was $0.198 per share.

     The selling stockholders consist of:

•	Cornell Capital Partners, L.P., which intends to sell up to 2,995,000 acquired pursuant to a Standby Equity Distribution Agreement with us and up to an additional 250,000,000 which may be acquired pursuant to that agreement.

•	Jay O. Wright, our CEO, who intends to sell up to 15,182,500 shares underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter.

•	Kurt Gordon, our CFO, who intends to sell up to 6,500,000 shares underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter.

•	Paul Silverman, Chairman of our Advisory Board, who intends to sell up to 500,000 shares underlying warrants held by him.

•	Arne Dunhem, a former CEO of Mobilepro, who intends to sell up to 2,000,000 shares underlying warrants held by him.

•	Daniel Lozinsky, a director of Mobilepro, who intends to sell up to 18,037,037 shares, which shares include underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to October 1, 2004.

•	Newbridge Securities Corporation, which intends to sell up to 5,000 shares acquired pursuant to a Placement Agent Agreement.

     Cornell Capital is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock pursuant to the Standby Equity Distribution Agreement. Cornell Capital will pay Mobilepro 98% of the market price of our common stock. The 2% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital Partners, L.P. is entitled to retain 3.0% of the proceeds raised by us under the Standby Equity Distribution Agreement.

     We have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge was paid a $10,000 placement agent fee, which is payable in shares of our common stock.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 5.

     With the exception of Cornell Capital, which is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of our common stock under the Standby Equity Distribution Agreement, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering shall terminate on or before May 27, 2006. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2004.

2

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	2
SUMMARY FINANCIAL INFORMATION	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	13
SELLING STOCKHOLDERS	14
DILUTION	16
CAPITALIZATION	17
STANDBY EQUITY DISTRIBUTION AGREEMENT	18
PLAN OF DISTRIBUTION	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	22
DESCRIPTION OF BUSINESS	25
MANAGEMENT	31
LEGAL PROCEEDINGS	34
PRINCIPAL SHAREHOLDERS	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS	37
DESCRIPTION OF SECURITIES	38
EXPERTS	39
LEGAL MATTERS	39
AVAILABLE INFORMATION	39
FINANCIAL STATEMENTS	F-1

     We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year ended March 31, 2004, will be contained in our Annual Report on Form 10-KSB.

PROSPECTUS SUMMARY

Our Company

     Mobilepro is a wireless technology and broadband internet services company. We are focused on developing innovative wireless technologies, acquiring and growing profitable broadband internet service providers and creating strategic alliances with companies in complementary product lines and industries. Our wireless technology development efforts are conducted by our wholly-owned subsidiary NeoReach, Inc., a Delaware corporation. We provide broadband internet services through our wholly-owned subsidiary DFW Internet Services, Inc., a Texas corporation.

     NeoReach is currently developing a semiconductor chip for use in home networking and selected industrial monitoring applications based on the ZigBee standard. ZigBee is an IEEE standard (802.15.4) developed for certain low power, short range devices. Mobilepro and Neoreach are both members of the ZigBee Alliance, an industry group formed to facilitate the development of the ZigBee standard. We are seeking to design a low-cost, low power two-way wireless radio frequency semiconductor communications solution that could potentially be embedded in consumer electronics, home and building automation, industrial controls, PC peripherals, medical sensor applications, remote control toys and games. We recently filed a patent application covering certain aspects of our chip’s design. However, the ZigBee Standard itself is public domain and therefore not patentable.

     Prior to December 2003, NeoReach was focused on developing wireless modem solutions to support third generation wireless communications systems based on the worldwide wideband - code division multiple access, “W-CDMA,” standard. Third generation technology features integrated voice and data, access to high-speed Internet and intranet applications, interactive e-mail, data exchange, global roaming and full motion video transmission - all delivered to a mobile device such as a cellular phone, personal data assistant, “PDA,” or laptop. Because of the substantial financial and other resources required to develop these modem solutions and bring them to market, NeoReach has, for the time being, deferred its development efforts in order to focus on development of the ZigBee chip. However, if our financial resources increase, we may choose to restart development efforts in this area.

     Through our wholly-owned subsidiary DFW Internet Services, which we acquired in January 2004, we provide broadband and dial up internet access, web-hosting services, and related internet services to business and residential customers in over 30 states. DFW Internet Services has two subsidiaries, Internet Express, Inc. (d/b/a EXP Internet Services), which we acquired in March 2004 and August.net Services, Inc., which we acquired in April 2004. We have signed letters of intent to acquire three additional internet service providers. We intend to grow DFW Internet Services through the acquisition of these and other internet services providers.

     We have also formed strategic alliances with companies which have products and/or services which we believe are complementary to our products and services. For instance, we have formed an alliance with NetWolves Corporation, a Tampa, Florida based network services provider, with which we have started to jointly market our respective companies’ products and services, and with Global Defense Corporation, a Vienna, Virginia company with which we are exploring the development and sale of certain technology for the Department of Homeland Defense and for use in the global fight against terrorism.

     In addition, through NeoReach, we own a portfolio of five patents relating to smart antenna technology. Smart antenna technology has the potential to significantly improve the range, capacity and reliability of wireless antennas in both cellular applications and fixed wireless applications. We are currently looking to license these patents to one or more companies.

About Us

     Our principal office is located at 6701 Democracy Blvd., Suite 300, Bethesda, Maryland, 20817; telephone number (301) 315-9040.

THE OFFERING

     This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders consist of:

•	Cornell Capital Partners, L.P., which intends to sell up to 2,995,000 shares acquired pursuant to a Standby Equity Distribution Agreement with us and up to an additional 250,000,000 shares which may be acquired pursuant to that agreement.

•	Jay O. Wright, our CEO, who intends to sell up to 15,182,500 shares underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter.

•	Kurt Gordon, our CFO, who intends to sell up to 6,500,000 shares issued underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter.

•	Paul Silverman, Chairman of our Advisory Board, who intends to sell up to 500,000 shares underlying warrants issued to him pursuant to the Settlement Agreement and Release between him and us dated September 17, 2003.

•	Arne Dunhem, the former CEO of Mobilepro, who intends to sell up to 2,000,000 shares underlying warrants issued to him pursuant to the Settlement Agreement and Release between him and us dated November 26, 2003.

•	Daniel Lozinsky, a director of Mobilepro, who intends to sell up to 18,037,037 shares, which shares include underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to October 1, 2004.

•	Newbridge Securities Corporation, which intends to sell up to 5,000 shares acquired pursuant to a Placement Agent Agreement.

     Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital up to 250,000,000 shares of common stock for a total purchase price of up to $100.0 million. Cornell Capital will purchase the shares of our common stock for a 2% discount to the prevailing market price of our common stock as determined pursuant to the Standby Equity Distribution Agreement. In addition, Cornell Capital is entitled to retain 3.0% of the proceeds raised by us under the Standby Equity Distribution Agreement. In connection with the execution of the Standby Equity Distribution Agreement, we issued to Cornell Capital 7,990,000 shares of common stock. This prospectus relates to the shares of our common stock to be issued under the Standby Equity Distribution Agreement and 2,995,000 of the 7,990,000 shares issued to Cornell Capital upon execution of the Standby Equity Distribution Agreement. Cornell Capital intends to sell such shares at the then prevailing market price.

     Brokers or dealers effecting transactions in the shares being registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Common Stock Offered	295,219,537 shares by selling stockholders (the number of shares being registered in this offering will represent approximately 55.6% of the total number of shares of common stock outstanding upon their issuance).

Offering Price	Market price.

Common Stock Outstanding Before the Offering[1]	232,914,196 shares.

Use of Proceeds	We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of our common stock under the Standby Equity Distribution Agreement will be used to acquire companies and for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”

Over-the-Counter Bulletin Board Symbol	MOBL

[1] This table excludes outstanding options and preferred stock, which, if exercised or converted into shares of common stock, would result in Mobilepro issuing an additional 30,092,925 shares of common stock.

SUMMARY FINANCIAL INFORMATION

     The following information was taken from Mobilepro’s financial statements for the nine-month periods ended December 31, 2003 (unaudited) and December 31, 2002 (unaudited) and the years ended March 31, 2003 (audited) and March 31, 2002 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management’s opinion all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included.

	For the	For the
	Nine Months	Nine Months
	Ended	Ended	For the	For the
	December 31,	December 31,	Year Ended	Year Ended
	2003	2002	March 31, 2003	March 31, 2002
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Statement of Operation Data:
Operating Revenues
Revenues	$—	$—	$—	$—
Operating Expenses
Professional fees and compensation expenses	965,306	2,027,719	2,250,229	2,627,800
Advertising and marketing expenses	24,480	2,430	26,034	—
Research and development costs	1,620	4,996	8,495	—
General and administrative expenses	100,542	39,656	80,426	519,318
Office Rent and Expenses	84,867	71,260	86,068	—
Travel and Meals Expenses	23,053	12,472	12,562	—
Depreciation and Amortization	10,941	12,000	15,352	—

Total Operating Expenses	1,210,809	2,170,533	2,479,166	3,147,118
Loss Before Other Income (Expense)	(1,210,809)	(2,170,533)	(2,479,166)	(3,147,118)
Other Income (Expenses) Forgiveness of Debt	—	—	—	276,738
Amortization of discount and interest on conversion of debt	(201,787)	—	(53,151)	—
Interest Expense	(18,745)	—	(48,698)	(469)
Other Expense	—	(49,656)	—	(27,608)
Impairment of goodwill	—	—	(7,190,374)	—
Interest Income	—	—	—	56

Total Other Income (Expenses)	(220,532)	(49,656)	(7,292,223)	248,717

Net Loss Before Provision For Income Taxes	(1,431,341)	(2,220,189)	(9,771,389)	(2,898,401)
Provision For Income Taxes	—	—	—	—

Net Loss Applicable To Common Shares	$(1,431,341)	$(2,220,189)	$(9,771,389)	$(2,898,402)

Net Loss Per Basic And Diluted Shares	$(0.02)	$(0.13)	$(0.45)	$(0.45)

Weighted Average Shares Outstanding	89,771,571	17,068,691	21,802,658	6,462,746

	December 31,	December 31,	March 31,	March 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Balance Sheet Data:
Current Assets
Cash and Cash Equivalents	$742,861	$1,453	$6,715	$154
Prepaid Expenses	—	62,000	9,518	—

Total Current Assets	742,861	63,453	16,233	154
Fixed Assets, net of depreciation	25,528	42,821	36,469	—
Total Assets	$768,389	$106,274	$52,702	$154

Liabilities
Current portion of officer advances	50,000	333,111	30,000	44,262
Current portion of note payable – Maryland
Department of Revenue and Economic Development	4,500	—	4,500	—
Note payable – sellers	37,500	—	75,000	75,000
Note payable – other	100,000	—	100,000	—
Convertible debentures – other	—	—	215,000	—
Equity Line of Credit	1,000,000	191,000	160,000	75,000
Accounts Payable And Accrued Expenses	644,806	1,152,790	1,234,880	187,663

Total Current Liabilities	1,836,806	1,674,901	1,819,380	306,925

Long-Term Liabilities
Officer advances – net of current portion	155,617	—	247,617	—
Note payable – Maryland Department of Revenue and Economic Development – net of current portion	95,500	—	95,500	—

Total Long-Term Liabilities	251,117	350,000	343,117	—

Total Liabilities	2,087,923	2,024,901	2,162,497	306,925

Stockholders’ Deficit
Preferred Stock	35	35	35	35
Common Stock	155,064	19,517	30,175	4,176
Additional Paid-In Capital	13,635,692	4,189,605	11,538,979	3,596,613
Deficit Accumulated During Development Stage	(15,110,325)	(6,127,784)	(13,678,984)	(3,907,595)

Total Stockholders’ Deficit	(1,319,534)	(1,918,627)	(2,109,795)	(306,771)

Total Liabilities And Stockholders’ Deficit	$768,389	$106,274	$52,702	$154

RISK FACTORS

     We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risks Related To Our Business

We Have Historically Lost Money And Losses May Continue In The Future, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

     We have historically lost money. In the nine months ended December 31, 2003, we sustained net losses of $1,431,341. In the year ended March 31, 2003 and year ended March 31, 2002, we sustained net losses of $9,771,389 and $2,898,401, respectively. Future losses are likely to occur. Accordingly, we may experience liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

     We have had several major shifts in our business strategy. In June 2001 we focused our business on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. In April 2002, we acquired NeoReach, and shifted our focus toward solutions supporting the third generation wireless market, in particular, wireless modem. We experienced another shift in our business strategy in December 2003 when we expanded our development focus to include development of a semiconductor chip and by entering the broadband internet service provider sector. We have a limited operating history upon which to evaluate our business plan and prospects. If we are unable to draw down on the Standby Equity Distribution Agreement provided by Cornell Capital or find alternative financing on commercially reasonable terms, or generate revenue from the sales of our products and services, we could be forced to curtail or cease our operations.

We Will Need To Raise Additional Capital To Continue Our Operations And Continue Making Acquisitions Or We May Be Unable To Fund Our Operations, Promote Our Products Or Develop Our Technology

     We have relied almost entirely on external financing to fund our operations and acquisitions to date. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. Over the next two years we anticipate that, in addition to the $100 million available to us under the Standby Equity Distribution Agreement, we may need to raise additional capital to fund additional acquisitions. We anticipate that these additional funds will be in the range of $10 million to $50 million, depending on the pace and size of our acquisitions. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our brand name, products or services, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

     A portion of our future revenue is dependent upon the success of long-term projects which require significant up-front expense to us. We are currently dependent on external financing to fund our operations and cover our projects up-front costs. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver products on a timely basis could result in a substantial loss to us.

     In addition, difficulty in completing a project could have a material adverse effect on our reputation, business and results of operations. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Any such project failure could cause us to reduce or cease operations.

There Is Substantial Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses And Working Capital Shortages, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding

     The report of our independent accountants on our December 31, 2003 financial statements, as noted in Note 10 and our March 31, 2003 financial statements, as noted in Note 10 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our lack of any revenue-generating activities and substantial operating losses. As a result of our acquisition of NeoReach in April 2002, we have continued to incur substantial debt obligations. We anticipate that we will incur net losses for the immediate future.

Our Common Stock Is Deemed To Be “Penny Stock,” Which May Make It More Difficult For Investors To Resell Their Shares Due To Suitability Requirements

     Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

•	In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We Have A New Executive Team And May Not Be Successful In Integrating The Management Teams Of DFW Internet Services and EXP Internet Services, Which Could Adversely Affect The Leadership Of Our Company, Divert Management Time And Adversely Affect The Business And Results Of Operations

     Mr. Jay O. Wright became our President and Chief Executive Officer in December 2003. In February 2004, Mr. Kurt Gordon became our Chief Financial Officer. Prior to Mr. Gordon joining the Company, Messrs. Wright and Gordon had no experience working together. In January 2004, with the acquisition of DFW Internet Services, Jack Beech became the day to day head of operations for the Company’s internet service provider business. Failure to successfully integrate the management teams of the two companies could divert management time and resources, which would adversely affect our operations. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel. There can be no assurance that these professionals will be available in the market or that we will be able to meet their compensation requirements.

We Have Been A Development Stage Company And Have A Limited Operating History Upon Which You Can Base Your Investment Decision

     Prior to January 2004, the Company had been a development stage company. Although we were incorporated in January 1999, we have undergone a number of changes in our business strategy and organization. Our latest change in our business focus is marked by our acquisition of DFW Internet Services in January 2004. Accordingly, the Company has only a limited operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered in the extremely competitive Internet services industry.

     We intend to pursue additional acquisitions to further the development of our internet services business. Our strategy is unproven and the revenue and income potential from our strategy is unproven. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets, including the risks described elsewhere in this section. Our business strategy may not be successful and we may not be able to successfully address these risks. In addition, because of our limited operating history, we have limited insights into trends that may emerge and affect our business.

Our Business Revenue Generation Model Is Unproven And Could Fail

     Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to provide quality internet connectivity and services to our customers and to develop and ultimately sell semiconductor chips. We have limited experience with our internet services business and our success is largely dependent upon our ability to successfully integrate and manage our acquisitions. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

If We Are Not Able To Compete Effectively In The Highly Competitive Internet Service Provider and Wireless Communications Industries We May Be Forced To Reduce Or Cease Operations

     Our ability to compete effectively with our competitors depends on the following factors, among others:

•	the performance of our products, services and technology in a manner that meets customer expectations;

•	the success of our efforts to develop effective channels of distribution for our products;

•	our ability to price our products that are of a quality and at a price point that is competitive with similar or comparable products offered by our competitors;

•	general conditions in the wireless communications and internet industries;

•	the success of our efforts to develop, improve and satisfactorily address any issues relating to our technology;

•	our ability to effectively compete with companies that have substantially greater market presence and financial, technical, marketing and other resources than the Company including (i) local ISPs, (ii) national and regional ISPs, (iii) established online services; (iv) nonprofit or educational ISPs; (v) national telecommunications companies; (vi) Regional Bell Operating Companies (“RBOCs”); (vii) competitive local exchange carriers; and (viii) cable operators; and

•	our ability to adapt to the consolidation of existing ISPs with or into larger entities, or entry of new entities into the Internet services market, would likely result in greater competition for the Company.

Consolidations In The Industries In Which We Compete Could Adversely Affect Our Businesses To Include A Reduction or Elimination of Our Proportionate Share Of Those Markets

     The wireless communications industry has experienced consolidation of participants, and this trend may continue. If wireless carriers consolidate with companies that utilize technologies that are similar to or compete with our wireless technology, our proportionate share of the emerging market for wireless technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could even cause us to reduce or cease operations.

     The Company believes that its ability to compete successfully in the Internet services market depends on a number of factors, including market presence; the adequacy of its member and technical support services; the capacity, reliability and security of its network infrastructure; the ease of access to and navigation of the Internet provided by the Company’s services; the pricing policies of the Company, its competitors and its suppliers; the timing of introductions of new services by the Company and its competitors; the Company’s ability to support existing and emerging industry standards; and industry and general economic trends. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Management And Directors Of The Company Have A Significant Percentage Of The Fully Diluted Number Of Common Shares And Such Concentration Of Ownership May Have The Effect Of Delaying Or Preventing A Change Of Control Of Our Company

     As a result, these management and director equity holders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the Company’s assets, and the control of the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of the Company.

We May Not Be Able To Effectively Protect Our Intellectual Property Rights, Which Could Harm Our Business By Making It Easier For Our Competitors To Duplicate Our Services

     We regard certain aspects of our products, processes, services and technology as proprietary. We have taken steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

     We have filed patent applications with respect to our wireless technology and for certain aspects of our chips, but these may not be issued to us, and if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our services.

     We own several Internet domain names, including, among others, www.mobileprocorp.com, www.nationwide.net and www.neoreach.com. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

     We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

Other Parties May Assert That Our Technology Infringes On Their Intellectual Property Rights, Which Could Divert Management Time And Resources And Possibly Force Our Company To Redesign Our Technology

     Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

If We Are Unable To Successfully Develop The Technology Necessary For Our Products And Processes, We Will Not Be Able To Bring Our Products To Market And May Be Forced To Reduce Operations

     Our ability to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain market share we will continually be required to make advances in technology. We cannot assure you that our research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and cause us to reduce or cease operations. We cannot assure you that we will not encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.

We May Not Be Able To Keep Up With Rapid Technological Changes, Which Could Render Our Products And Processes Obsolete

     The wireless communications industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

We May Not Successfully Execute or Integrate Our Acquisitions

     Our new business model is dependent upon growth through acquisition of other internet service providers. We have completed three acquisitions during this calendar year and have signed two letters of intent to acquire additional businesses. We expect to continue making acquisitions that will enable us to build our internet services business. Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, technologies, products and personnel of the acquired companies;

•	Diversion of management’s attention from normal daily operations of the business;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Initial dependence on unfamiliar partners;

•	Insufficient revenues to offset increased expenses associated with acquisitions; and

•	The potential loss of key employees of the acquired companies.

Acquisitions may also cause us to:

•	Issue common stock that would dilute our current shareholders’ percentage ownership;

•	Assume liabilities;

•	Record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;

•	Incur amortization expenses related to certain intangible assets;

•	Incur large and immediate write-offs, and restructuring and other related expenses; or

•	Become subject to litigation.

     Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions we make could harm our business and operating results in a material way.

We May Not Effectively Manage The Growth Necessary To Execute Our Business Plan, Which Could Adversely Affect The Quality Of Our Operations And Our Costs

     In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our technology. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

Our Business Depends On The Growth And Maintenance Of The Internet Infrastructure

     Our success will depend on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase, or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our solutions. Additionally, for many of our customers we rely upon SBC Communications, the underlying ILEC, to assist in provisioning T-1 and dial-up lines. In the event SBC Communications was unable or unwilling to provide service, our ability to service existing customers or add new customers could be impaired.

Risks Related To This Offering

New Shareholders Could Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement

     The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that we will issue 250,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.25 then new shareholders would experience dilution of $0.12 per share.

The Investor Under The Standby Equity Distribution Agreement Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

     The common stock to be issued under the Standby Equity Distribution Agreement will be issued at a 2% discount to the average of the two lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. These discounted sales could cause the price of our common stock to decline.

If The Selling Stockholders Sell Part Or All Of Their Shares Of Common Stock In The Market, Such Sales May Cause Our Stock Price To Decline

     After this registration statement is declared effective by the Securities and Exchange Commission, the selling stockholders may sell in the public market up to all of the shares of common stock being registered in this offering, subject to the provisions of a “lock-up” agreement executed by Messrs. Lozinsky, Wright and Gordon which requires that any such sales comply with the “volume limitations” of Rule 144 and that no sales of stock be made prior to October 1, 2004 with respect to Mr. Lozinsky and November 15, 2004 with respect to Messrs. Wright and Gordon. That means that up to 295,219,537 shares of common stock, the number of shares being registered in this offering, may be sold. The number of shares being registered in this offering represents approximately 55.9% of the total number of shares of common stock outstanding upon their issuance. Such sales may cause our stock price to decline.

If The Selling Stockholders Sell A Material Amount of Common Stock The Significant Downward Pressure On The Price Of Our Stock Caused By Those Sales Could Encourage Short Sales By Third Parties, Which Could Contribute To The Further Decline Of Our Stock Price

     The significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

A Large Percentage Of The Shares Held by Our Senior Management And Director Are Fully Vested. These Employees And Our Director May Not Have Sufficient Financial Incentive To Stay With Us

     This offering registers a large percentage of the shares held by Jay O. Wright, our Chief Executive Officer and President, Kurt Gordon, our Chief Financial Officer, and Daniel Lozinsky, our Director. While Messrs. Wright, Gordon and Lozinsky are subject to lock-up agreements with Cornell Capital under the Standby Equity Distribution Agreement that prohibit them from selling stock beyond the volume limitations of Rule 144 and from selling stock prior to November 15, 2004 with respect to Messrs. Wright and Gordon, and October 1, 2004 with respect to Mr. Lozinsky, they may be more likely to leave after they are able to sell a sufficient number of shares to meet their individual financial goals, which time frame may be accelerated if the shares appreciate in value.

We Will Not Be Able To Draw Down Under The Standby Equity Distribution Agreement If The Investor Holds More Than 9.9% Of Our Common Stock

     In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of our company, we may be unable to draw down on the Standby Equity Distribution Agreement. Currently, Cornell Capital has beneficial ownership of 3.3% of our common stock. If we are unable to draw down on the Standby Equity Distribution Agreement, are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

SELLING STOCKHOLDERS

     The following table presents information regarding the selling stockholders. Pursuant to the Standby Equity Distribution Agreement, Cornell Capital has agreed to purchase up to $100 million of our common stock. In addition, in connection with the execution of the Standby Equity Distribution, we issued Cornell Capital 7,990,000 shares of common stock. None of the selling stockholders are broker-dealers or affiliates of broker-dealers and none of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

•	Cornell Capital is the investor under the Standby Equity Distribution Agreement. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

•	Jay O. Wright, our Chief Executive Officer, intends to sell up to 15,182,500 shares underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter.

•	Kurt Gordon, our Chief Financial Officer, intends to sell up to 6,500,000 shares underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter.

•	Paul Silverman, who intends to sell up to 500,000 shares underlying warrants held by him, is Chairman of our Advisory Board.

•	Arne Dunhem, who intends to sell up to 2,000,000 shares underlying warrants held by him, is a former CEO of Mobilepro.

•	Daniel Lozinsky, who intends to sell up to 18,037,037 shares, which shares include underlying warrants held by him, subject to compliance with the volume limitations of Rule 144 and a lock-up agreement which prohibits the sale of any stock prior to October 1, 2004.
•	Newbridge Securities Corporation, which intends to sell 5,000 shares acquired pursuant to a Placement Agent Agreement.

     The table follows:

				Shares to be
				Acquired under
		Percentage of		the Standby		Percentage of
	Shares Beneficially	Outstanding Shares		Equity		Outstanding Shares
	Owned Before	Beneficially Owned		Distribution	Shares to be Sold in	Beneficially Owned
Selling Stockholder	Offering	Before Offering		Agreement	the Offering	After Offering (3)
Cornell Capital Partners, L.P.	7,990,000	3.3	%(1)	250,000,000	252,995,000 (2)	1.0%
Jay O. Wright	8,882,500	3.7%		0	15,182,500	0%
Kurt Gordon	3,062,500	1.3%		0	6,500,000	0%
Paul Silverman	1,500,000		*	0	500,000	*
Arne Dunhem	9,651,911	4.1%		0	2,000,000	1.6%
Daniel Lozinsky	23,083,122	9.7%		0	18,037,037	1.0%
Newbridge Securities Corporation	10,000	*		0	5,000	*

*	Less than 1%.

(1)	Percentage of outstanding shares is based on 232,914,196 shares of common stock outstanding as of May 21, 2004, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of May 21, 2004 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Mobilepro cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement because the purchase price of the shares under the Standby Equity Distribution Agreement is based upon future bid prices for Mobilepro’s shares at the time it requests an advance of funds from Cornell Capital and because Mobilepro has not determined the total amount of advances under the Standby Equity Distribution Agreement that it intends to request. Therefore, the number of shares of common stock registered under this registration statement in connection with the Standby Equity Distribution Agreement and upon conversion of the debentures is based on Mobilepro’s good-faith estimate of the maximum number of shares that Mobilepro will issue with respect thereto based upon current market prices of the company’s common stock. The shares of common stock being registered under this registration statement do not include outstanding shares owned by Cornell Capital and previously registered by Mobilepro.

(3)	Assumes Cornell Capital sells all shares purchased by it pursuant to the Standby Equity Distribution Agreement and 2,995,000 of the 7,990,000 shares of Common Stock which we issued to Cornell upon execution of the Standby Equity Distribution Agreement but retains all other of our shares currently held by it.

DILUTION

     Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement.

     Our net tangible book value as of December 31, 2003 was ($1,319,534) or ($0.0085) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

     For example, if we assume that we had issued 250,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.25 per share, less $85,000 of offering expenses, our net tangible book value as of December 31, 2003 would have been $58,620,466 or $0.121 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.13 per share and an immediate dilution to new shareholders of $0.12 per share, or 48.0%. The following table illustrates the per share dilution:

Assumed public offering price per share		$0.25
Net tangible book value per share before this offering	($0.0085)
Increase attributable to new investors	$0.13

Net tangible book value per share after this offering		$0.121

Dilution per share to new shareholders		$0.12

     The offering price of our common stock under the Standby Equity Distribution Agreement is based on 98% of the average of the two lowest volume weighted trading days on the OTC or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. The following table shows the dilution to new investors of the different prices set forth below:

ASSUMED	NO. OF SHARES TO BE		DILUTION PER SHARE TO
OFFERING PRICE	ISSUED		NEW INVESTORS
$0.15	250,000,000	(1)	$0.07
$0.20	250,000,000	(1)	$0.095
$0.30	250,000,000	(1)	$0.145
$0.35	250,000,000	(1)	$0.17

(1)	This represents the maximum number of shares of common stock that will be registered under the Standby Equity Distribution Agreement.

CAPITALIZATION

     The following table sets forth the total capitalization of Mobilepro as of December 31, 2003.

December 31,
2003
Total liabilities	$2,087,923
Stockholders’ deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized and 35,425 shares issued and outstanding	35
Common stock, $0.001 par value; 600,000,000 shares authorized and 155,064,766 issued and outstanding (1)	155,064
Additional paid-in capital	13,635,692
Deficit accumulated during the development stage	(15,110,325)

Total stockholders’ deficit	(1,319,534)

Total liabilities and stockholders’ deficit	$768,369

STANDBY EQUITY DISTRIBUTION AGREEMENT

     Summary. On May 13, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $100.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay 98% of the average of the two lowest volume weighted average prices for our common stock reported by Bloomberg LP with respect to the five trading days after we give notice to Cornell that we wish to sell stock to them. In addition, Cornell Capital Partners, L.P. will retain a commission of 3.0% of each advance under the Standby Equity Distribution Agreement. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We previously issued 7,990,000 shares of our common stock to Cornell Capital as a commitment fee upon execution of the Standby Equity Distribution Agreement. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. In addition, we have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to act as our exclusive placement agent in connection with the Standby Equity Distribution Agreement and we have issued 10,000 shares of our common stock to Newbridge pursuant to such arrangement.

     Standby Equity Distribution Agreement Explained. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund acquisitions and our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after the applicable pricing period for such advance at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount less the commission described above.

     We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $100.0 million or May 27, 2006, whichever occurs first. We are limited to a maximum of $8.0 million of advances in any 30-day period. In no event will the number of shares issuable to Cornell Capital pursuant to an advance exceed 9.9% of our then-outstanding common stock. We are entitled to receive advances under the Standby Equity Distribution Agreement provided that: (i) the accompanying registration statement has previously become effective and remain effective on the date of delivery by us of an advance notice; (ii) we have obtained all permits and qualifications required by any applicable state law with respect to the offer and sale of shares of our common stock under the Standby Equity Distribution Agreement; (iii) no fundamental changes to the information set forth in accompanying registration statement exist which would require us to file a post-effective amendment to the accompanying registration statement; and (iv) the trading of our common stock is not suspended by the Securities and Exchange Commission or the principal trading exchange or market for our common stock.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $100.0 million available under the Standby Equity Distribution Agreement in a single advance (which is not permitted under the terms of the Standby Equity Distribution Agreement) and the purchase price was equal to $0.25 per share, then we would issue 400,000,000 shares of our common stock to Cornell Capital. These shares would represent approximately 63.2% of our outstanding common stock upon issuance. Mobilepro is registering 250,000,000 shares of common stock for sale under the Standby Equity Distribution Agreement. On March 12, 2003, we amended our Certificate of Incorporation to increase our authorized share of common stock to 600,000,000 shares. As of May 21, 2004, Mobilepro has 232,914,196 shares of common stock issued and outstanding. Accordingly, Mobilepro would need to register additional shares of common stock in order to fully utilize the $100.0 million available under the Standby Equity Distribution Agreement at certain of the prices set forth below and would need to amend its Certificate of Incorporation to increase the number of authorized shares of common stock available for issuance.

     You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.25 per share and discounts to the recent price. This table does not take into account any shares of our common stock that may be issued upon the conversion or exercise of outstanding options and warrants.

Market Price	$0.30	$0.25	$0.20	$0.15
Purchase Price:	$0.294	$0.245	$0.196	$0.147
No. of Shares(1):	250,000,000	250,000,000	250,000,000	250,000,000
Total Outstanding(2):	482,914,196	482,914,196	482,914,196	482,914,196
Percent Outstanding(3):	51.77%	51.77%	51.77%	51.77%
Net Cash to Mobilepro (4)	$71,295,000	$59,412,500	$47,530,000	$35,647,500

(1)	Represents the number of shares of common stock to be issued to Cornell Capital at the prices set forth in the table.

(2)	Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4)	Cash proceeds to Mobilepro after deduction of 3% of each advance retained by Cornell Capital.

     The proceeds received by us under the Standby Equity Distribution Agreement will be used for general corporate purposes, for an expansion of the product offering and for development of sales and marketing channels. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration.

PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     If any shares of common stock being registered for resale in the accompanying registration statement are transferred from the named selling stockholders listed in this Prospectus and such transferees wish to rely on this Prospectus to resell these shares, then a post-effective amendment to the accompanying registration statement would need to be filed with the Securities and Exchange Commission naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B.

     Cornell Capital is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital will pay us 98% of the average of the two lowest volume weighted average prices for our common stock reported by Bloomberg LP with respect to the five trading days after we give notice to Cornell that we wish to receive an advance. The 2% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital will retain 3.0% of the gross proceeds raised in the Standby Equity Distribution Agreement, which constitutes underwriter compensation. In connection with the Standby Equity Distribution Agreement, we previously issued 7,990,000 shares of our common stock to Cornell Capital as a commitment fee, which constitutes underwriter compensation. We have issued 10,000 shares of our common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as a placement agent fee in connection with the Standby Equity Distribution Agreement.

     The Standby Equity Distribution Agreement provides that we may not request an advance with respect to the Standby Equity Distribution Agreement at any time that Cornell Capital has beneficial ownership of 9.9% or more of our outstanding common stock nor may we request and advance that would cause Cornell Capital to own more than 9.9% of our outstanding common stock. Currently, Cornell Capital has beneficial ownership of 3.3% of our common stock.

     Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a private equity fund whose principal business function is to provide equity and debt financing to publicly traded companies through vehicle including but not limited to equity lines of credit and convertible debentures. Cornell Capital does not have any material relationships with the officers of directors of Mobilepro.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000 as well as 3.0% of the gross proceeds received under the Standby Equity Distribution Agreement that will be retained by Cornell Capital. We intend to pay these expenses from the proceeds we anticipate receiving under the Standby Equity Distribution Agreement. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Mobilepro while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Standby Equity Distribution Agreement. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following information should be read in conjunction with the consolidated financial statements of Mobilepro and the notes thereto appearing elsewhere in this filing. Statements in this Management’s Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute “forward-looking statements.”

Revenue and Expenses

     We had no revenue for the nine months ended December 31, 2003 or for the nine months ended December 31, 2002.

     For the nine months ended December 31, 2003 total operating expenses were $1,210,809. This compares with $2.171 million for the nine-month period ended December 31, 2002. Our primary expense for the nine-month period ended December 31, 2003 was for professional fees and compensation expenses of $965,306. This compares to $2.028 million for the nine-month period ended December 31, 2002. Of this amount, common stock issuances valuing $76,444 and $690,606 for the nine months ended December 31, 2003 and 2002, respectively, in lieu of cash were issued in connection with consulting fees and expenses for services rendered.

     We had no revenue for the years ended March 31, 2003 and 2002. The Company had other income, including income from the forgiveness of debt of $248,717 for the year ended March 31, 2002.

     Our general and administrative expenses were $2,479,166 for the year ended March 31, 2003 and $3,147,119 for the year ended March 31, 2002. The areas where we expended the most funds for each year were for payroll, professional fees, consulting fees, and marketing expenses.

Operating and Net Losses

     Our operating losses for the nine months ended December 31, 2003 were $1,210,809 compared to $2,170,553 for the nine months ended December 31, 2002. These losses were incurred primarily as a result of the aforementioned incurred expenses. Our net losses for after taxes for the nine months ended December 31, 2003 were $1,431,341 compared with $2,220,189 for the nine months ended December 31, 2002.

     Operating losses were $2,479,166 and $3,147,119 for the years ended March 31, 2003 and 2002, respectively. Our net losses after taxes were $9,771,389 for the year ended March 31, 2003 and $2,898,402 for the year ended March 31, 2002. Because of these large losses and the fact that we did not have adequate capital in order to continue to operate, we were pursuing alternative business opportunities in 2002 and 2003.

     As of December 31, 2003 the Company has accumulated $15,110,325 in operating losses that may, on a limited basis, be offset against future taxable income. There are limitations on the amount of net operating loss carryforwards that can be used due to the change in the control of the management of the Company. No tax benefit has been reported in the financial statements, because as of December 31, 2003, we believe there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards is offset by a valuation allowance of the same amount.

Liquidity And Capital Resources

     General

     As of December 31, 2003, we had a total Stockholders’ Deficit of $1.320 million compared to $2.110 million as of March 31, 2003. As of December 31, 2003, the Company had cash and cash equivalents of $742,861 offset by current liabilities of $1,836,706. In connection with their audit for our fiscal year ending March 31, 2003 our independent auditors issued an audit opinion that raised substantial doubt as to our ability to continue as a going concern.

     During the nine month period ending December 31, 2003, we met our capital needs through the sale of stock pursuant to an Equity Line of Credit Agreement dated February 6, 2003 with Cornell capital. During the fiscal year ended March 31, 2003, we met capital needs through the sale of a convertible debenture in the principal amount of $250,000 to Cornell Capital and sales of Common Stock to Cornell pursuant to the Equity Line of Credit Agreement.

     For the next 12 months we intend to meet our capital needs through revenue generated from our Internet Services division and the sale of common stock pursuant to the Standby Equity Distribution Agreement. Our ability to raise capital through the Standby Equity Distribution Agreement is subject to numerous factors and conditions beyond our control and we may not be able to raise funds in that manner. In addition, we have only recently acquired and begun to operate the businesses comprising the Internet Services division; as a result, there is substantial uncertainty as to whether or not the Internet Services division will be a net source of cash.

     If our revenue from operations and funds raised from the Standby Equity Distribution Agreement are not sufficient to implement our business plan, we will be required to raise money from other sources. Other sources of funds may not be available or may be on available only on terms that are unfavorable to us. If we are unable to raise sufficient funds, the implementation of our Plan of Operation will be delayed and we might need to cease operations.

Plan of Operation

     We are pursuing both acquisitions and strategic alliances to leverage our wireless technology and intellectual property assets. Our objectives are to create high margin revenues and shareholder value, expand our reach in the global market for integrated wireless and wireline solutions and position the Company to play a more visible role in providing next generation communications products, services and technologies.

     We are making progress in developing new accretive acquisitions and alliances which we believe will help us meet our growth objectives. On January 20, 2004, we acquired DFW Internet Services, Inc., a Texas based internet services provider. DFW Internet Services generated $745,594 in 2003 revenue and a profit of $17,997.

     On March 1, 2004, we acquired Internet Express, Inc., an Internet services provider based in Beaumont, Texas. Internet Express generated $1,018,666 in 2003 revenue and a profit of $17,367.

     On April 21, 2004, we acquired August.net Services, LLC, a Texas based internet service provider, which is expected to add more than $1.5 million in revenue and be accretive to our 2004 earnings.

     We have recently announced in press releases dated March 22, 2004, April 15, 2004, May 3, 2004 and May 10, 2004, that we plan to acquire the internet services business of ShreveNet, Crescent Communications, Ticon.net and Clover Computer Corporation, respectively. The completion of these transactions is subject to the signing of definitive agreements and customary closing conditions.

     To directly capitalize on our core wireless technology assets, we are pursuing a two-pronged plan. First, we are seeking alliance partners to leverage our five patents that cover existing wireless antenna intellectual property. Second, we are moving forward as quickly as possible with a planned Zigbee chip development which we will seek to commercialize on a cost-effective basis. We believe Zigbee represents the next generation of standards-based, reliable, ultra low power, scaleable and secure communications specifically designed to support a wide range of new applications in the areas of home automation, monitoring and remote control systems, data telemetry, toys and selected wireless security applications. We are a member of the Zigbee alliance that represents industry players seeking to develop standards and applications for the new Zigbee technology. We are negotiating a relationship with RF Microelectronics Laboratory of the Information and Communications University of the Republic of Korea to cooperate in selected wireless research projects. We plan to work with the RF Microelectronics Laboratory to support the development of the planned Zigbee chip.

     In order to implement our business plan, we will need to raise at least $10,000,000 in order to fund:

•	Expenses associated with acquisitions of companies

•	Investment in laboratory facilities including test and simulation equipment

•	Acquisition or licensing of certain intellectual property related to the development of modems and communications semiconductor and component technology

•	Compensation for employees and consultants.

•	Legal and accounting fees and other general administrative overhead.

•	General working capital purposes

     In addition, we may need additional funds if we use a greater percentage of cash rather than stock in connection with future acquisitions.

DESCRIPTION OF BUSINESS

The Company

     We are a wireless technology and broadband internet services company. We are focused on developing innovative wireless technologies, acquiring and growing profitable broadband internet service providers and creating strategic alliances with companies in complementary product lines and industries. Our wireless technology development efforts are conducted by our wholly-owned subsidiary NeoReach, Inc. We provide broadband internet services through our subsidiary DFW Internet Services and its internet services divisions.

     Our subsidiary, NeoReach is currently developing a semiconductor chip for use in home networking and selected industrial monitoring applications based on the ZigBee standard. ZigBee is an IEEE standard (802.15.4) developed for certain low power, short range devices. Mobilepro and Neoreach are both members of the ZigBee Alliance, an industry group formed to facilitate the development of the ZigBee standard. NeoReach recently filed a patent application covering certain aspects of the chip’s design. However, the ZigBee Standard itself is public domain and therefore not patentable.

     Prior to December 2003, NeoReach was focused on developing wireless modem solutions to support third generation wireless communications systems based on the worldwide wideband - code division multiple access, “W-CDMA,” standard. Third generation technology features integrated voice and data, access to high-speed Internet and intranet applications, interactive e-mail, data exchange, global roaming and full motion video transmission-all delivered to a mobile device such as a cellular phone, personal data assistant, “PDA,” or laptop. Because of the substantial financial and other resources required to develop these modem solutions and bring them to market, NeoReach has, for the time being, deferred its development efforts in order to focus on development of the ZigBee chip. However, if our financial resources increase, we may choose to restart development efforts in this area.

     To directly capitalize on our core wireless technology assets, we are pursuing a two-pronged plan. First, we are seeking alliance partners to leverage our five patents that cover existing wireless antenna intellectual property. Second, we are moving forward as quickly as possible with a planned Zigbee chip development which we will seek to commercialize on a cost-effective basis. Zigbee represents the next generation of standards-based, reliable, ultra low power, scaleable and secure communications specifically designed to support a wide range of new applications in the areas of home automation, monitoring and remote control systems, data telemetry, toys and selected wireless security applications. We are a member of the Zigbee alliance that represents industry players seeking to develop standards and applications for the new Zigbee technology. We are negotiating a relationship with RF Microelectronics Laboratory of the Information and Communications University of the Republic of Korea to cooperate in selected wireless research projects. We plan to work with the RF Microelectronics Laboratory to support the development of the planned Zigbee chip.

     Through our wholly-owned subsidiary, DFW Internet Services, which we acquired in January 2004, we provide broadband and dial up internet access, web-hosting services, and related internet services to business and residential customers in over 30 states. We are making progress in identifying new accretive acquisitions and alliances which we believe will help us meet our growth objectives.

     On January 20, 2004, we acquired DFW Internet Services, Inc., a Texas based internet services provider. DFW Internet Services generated $745,594 in 2003 revenue and a profit of $17,997.

     On March 1, 2004, we acquired Internet Express, Inc., an Internet services provider based in Beaumont, Texas. Internet Express generated $1,018,666 in 2003 revenue and a profit of $17,367.

     On April 21, 2004, we acquired August.net Services, LLC, a Texas based internet service provider, which is expected to add more than $1.5 million in revenue and be accretive to our 2004 earnings.

     We have recently announced in press releases dated March 22, 2004, April 15, 2004, May 3, 2004 and May 10, 2004, that we plan to acquire the internet services business of ShreveNet, Crescent Communications, Ticon.net and Clover Computer Corporation, respectively. The completion of these transactions is subject to the signing of definitive agreements and customary closing conditions.

     We have also formed strategic alliances with companies which have products and/or services which are complementary to our products and services. For instance, on February 4, 2004, we announced a strategic alliance with

NetWolves Corporation, a Tampa, Florida based network services provider, whereby we would resell NetWolves’ products and services including managed services and we would provision bandwith, with particular emphasis on the government and defense market sectors. On January 26, 2004, we announced a strategic alliance with Global Defense Corporation to focus directly on developing new business and revenue opportunities within the global defense and homeland security market sectors.

     In December 2003, we announced the formation of a senior level Advisory Board to assist us in developing new business opportunities, identifying potential alliance partners and providing counsel on new industry developments and market trends and their potential implications for the Company.

     In addition, we are currently looking to license our patents to one or more companies through NeoReach. Through our subsidiary Neoreach, we own a portfolio of five patents relating to smart antenna technology. Smart antenna technology has the potential to significantly improve the range, capacity and reliability of wireless antennas in both cellular applications and fixed wireless applications.

Competition

     We compete for subscription revenues with multiple companies providing internet services, such as AOL, the Microsoft Network, EarthLink and AT&T Worldnet, discount ISPs such as NetZero and smaller regional ISPs. We also compete with companies that provide internet access via narrowband and broadband technologies, such as Internet access providers, cable companies and telephone companies. Like us, other companies offer some of the same internet connectivity services to their customers. We also compete more broadly for subscription revenues and members’ time with cable, information, entertainment and media companies. We compete for advertising and commerce revenues with a wide range of companies, including those that focus on the Internet, such as online services, internet access companies, web-based portals and individual web sites providing content, commerce, community and similar features, as well as media companies, such as those with newspaper or magazine publications, radio stations and broadcast stations or networks.

     We face competition in developing technologies, and risks from potential new developments in distribution technologies and equipment in internet access. In particular, we face competition from developments in the following types of internet access distribution technologies or equipment: broadband distribution technologies used in cable Internet access services; advanced personal computer-based access services offered through DSL technologies offered by local telecommunications companies; other advanced digital services offered by wireless companies; television-based interactive services; personal digital assistants or handheld computers; and enhanced mobile phones. We must keep pace with these developments and also ensure that we either have comparable and compatible technology or access to distribution technologies developed or owned by third parties.

Research And Development

     We announced on April 7, 2004, that we had filed a patent application with the United States Patent and Trademark Office for a wireless technology invention created by the company. The application covers 32 claims in multiple frequencies around multiple wireless standards including ZigBee, Wi-Fi and Bluetooth.

     Our patent application describes a technology that increases integration on a semiconductor chip for wireless communications. The new design is anticipated to allow for lower cost and more compact and efficient wireless communications and in our belief, reflects the trend toward fully integrated systems-on-a-chip.

     We believe that this application signifies a positive step for our company. If the patent claims we are applying for are issued by the United States Patent and Trademark Office, we believe we would improve our technology position in the wireless market enabling us to expand our wireless technology division.

Intellectual Property

     As of May 21, 2004, we had filed a total of six patent applications with the U.S. Patent and Trademark Office (PTO) in the area of “Smart Antenna” technology and one patent application in the area of RF Transceivers. As of May 21, 2004 we have been granted approval of five patents in the area of “Smart Antenna” technology and four patent applications are still pending approval. The five approved patents are as follows:

1.	“Smart Antenna with Adaptive Convergence Parameter” with PTO Patent Number 6,369,757, issued April 9, 2002

2.	“A Smart Antenna With No Phase Calibration For CDMA Reverse Link” with PTO Patent Number 6,434,375, issued August 13, 2002

3.	“PN Code Acquisition With Adaptive Antenna Array and Adaptive Threshold for DS-CDMA Wireless Communication” with PTO Patent Number 6,404,803, issued June 11, 2002

4.	“New Cellular Architecture for Code Division Multiple Access SMOA Antenna Array Systems” with PTO Patent Number 6,459,895, issued October 1, 2002

5.	“Direction of Arrival Angel Tracking Algorithm For Smart Antennas” with PTO Patent Number 6,483,459, issue date November 19, 2002

     “Improvement of PN Code Chip Time Tracking with Smart Antenna,” a patent application filed on February 6, 2002 is pending – awaiting first Office Action from United States Patent and Trademark Office.

     “Low Noise Amplifier for Wireless Communications,” a patent application filed on April 7, 2004 is pending – awaiting first Office Action from the United States Patent and Trademark Office.

     In addition, we also have two other patent applications pending which are referred to as “Wireless Communication System and Method of Providing Wireless Communication Service” with specific descriptions to include “Device and Method for Changing the Orientation and Configuration of a Display of an Electronic Device” and “Electronic Device Having Multiple Service Functionality”. Both of these pending patent applications relate to the business of the Company before the merger with NeoReach.

Governmental Approvals

     We do not believe that there is a need for any specific government approval for any of our modem solutions since these do not include any radio transmitter and do not radiate any radio frequency signals. Our radio frequency integrated circuit product will be sold to OEM customers who will integrate the product into their own products that may be required to adhere to certain Federal Communications Commission section requirements because it does in fact contain a radio transmitter. We believe that the OEM customers will obtain any required licensing as applicable in any particular country. Additionally, we obtained a license to be a competitive local exchange carrier in Texas as part our acquisition of Internet Express, Inc.

Employees

     As of May 21, 2004, we employ 16 full-time employees and 3 consultants. We have no collective bargaining agreements with our employees.

Property

     Our principal executive offices are located in approximately 1,000 square feet of office space at 6701 Democracy Blvd. Suite 300 Bethesda, MD 20817. The term of the lease is month-to-month. In addition, we currently lease approximately 2,837, 3,115 and 1,566 square feet of office space in Hurst, Texas, Carrollton, Texas and Beaumont, Texas, respectively. These leases expire on September 1, 2004, July 31, 2004 and May 1, 2006, respectively.

DEVELOPMENT OF BUSINESS

Corporate History

     Mobilepro was incorporated on July 14, 2000 and was focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals.

     The company with which Mobilepro merged in June of 2001 was first organized in June 1988 as Bud Corp. Bud Corp. changed its name to Tecon, Inc. in July 1992, then to Buyit.com, Inc. in May 1999 and finally to CraftClick.com, Inc. on January 4, 2000. CraftClick’s business strategy and focus was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. Due to the lack of adequate funding and the lack of generating enough Internet traffic to achieve profitability, CraftClick began to cease business operations in October 2000. CraftClick subsequently disposed of substantially all of its assets in February 2001 when secured creditors foreclosed on outstanding loans made to CraftClick.

     In April 2001, CraftClick reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was subject to a reverse split on the basis of 1 new share for every 100 shares outstanding. On June 6, 2001, CraftClick and Mobilepro entered into an Agreement and Plan of Merger dated June 1, 2001. Under the CraftClick Merger Agreement, Mobilepro merged with and into CraftClick, with CraftClick being the surviving corporation. On July 9, 2001, the name of the surviving corporation was changed to Mobilepro Corp.

     On November 19, 2001, Mobilepro implemented a 200 for 1 reverse stock split of its common stock. There were no fractional shares issued. Concurrent with the reverse stock split, Mobilepro issued 3,000,000 new shares of common stock to Dungavel, Inc., pursuant to an Investor Rights Agreement, which Mobilepro entered into with Dungavel on June 1, 2001 as part of the merger with CraftClick.

     On February 19, 2002, Mobilepro entered into a Stock Purchase Agreement with Mr. Daniel Lozinsky and Dungavel, Inc., and another Stock Purchase Agreement with Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith. Dungavel, Inc., Ms. Joann Smith and Mr. Scott Smith were all significant stockholders of Mobilepro at the time. Pursuant to these two stock purchase agreements, Mr. Lozinsky acquired an aggregate of 2,057,733 shares of Mobilepro common stock, representing approximately 64.7% of Mobilepro’s voting securities at that time. On February 28, 2002, Mr. Scott Smith resigned as the President, CEO and Chairman of Mobilepro, and Mr. Lozinsky became the President and CEO of Mobilepro. On May 10, 2002, Mr. Arne Dunhem became Mobilepro’s President, CEO and Chairman and Mr. Lozinsky became our Senior Vice President.

     On March 21, 2002, Mobilepro entered into an Agreement and Plan of Merger with NeoReach, Inc., a private Delaware company, pursuant to which a newly-formed, wholly-owned subsidiary of Mobilepro merged into NeoReach in a tax-free transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. On April 23, 2002, the Company issued 12,352,129 shares of its common stock in a one-for-one tax-free stock exchange to the holders of NeoReach’s common stock pursuant to the Agreement. This was a cash-less transaction and there were no payments or finder’s fees involved. The Board of Directors determined the consideration to be a fair compensation to the NeoReach shareholders. The issuance of the shares were valued at a fair value of $ 6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of our stock at that time. The valuation of NeoReach in the merger agreement was based on several factors, as described in the table below excluding intangible assets and goodwill, including that over thirty-three man-years of development efforts had been devoted to achieving the prototype third generation modem boards for the base station applications, that a management team and engineering team were in place, that office and laboratory facilities were in place, that six patents had been filed or were already approved, and that contacts and relationships had already been established with potential customers both in the United States and Korea. The value of intangible assets and goodwill, such as contacts, relationships and potential customers, has not been included in the table below since it is difficult to estimate a real value, although it could be very significant, on these items. The transaction was concluded following arms-length negotiations. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act. The related parties from both the Company and NeoReach were Messrs. Daniel Lozinsky, Arne Dunhem, Scott Smith and Ken Min. Mr. Daniel Lozinsky who was a controlling stockholder of Mobilepro also owned approximately 32.5% of NeoReach.

     Approximate valuation of NeoReach, Inc. (Excluding Intangible Assets and Goodwill)

Approx.
Item	Value
Personnel, engineering man effort, 33 man-years.	$4.5 M
Patents, Awarded, Allowed, Pending, 6 each	$1.8 M
Tangible Assets	$0.2 M
Total Valuation (Excluding Intangible Assets and Goodwill)	$6.5 M

     On January 20, 2004, we acquired DFW Internet Services (d/b/a Nationwide Internet) an Internet services provider based in Hurst, Texas. Nationwide Internet provides broadband and dialup Internet access for individuals and businesses in

30 states as well as hosting and collection services. We issued 18,761,726 shares of our common stock with a value of approximately $500,000 for all of the outstanding shares of Nationwide Internet. As a result of the acquisition, we acquired certain plant, equipment or other physical property that Nationwide used in its business and which we intend to continue to use.

     On March 1, 2004, we acquired Internet Express, Inc. (d/b/a EXP Internet Services), an Internet service provider based in southeast Texas. We paid $650,000 of consideration, consisting of $350,000 in cash and $300,000 in promissory notes issued to the shareholders of Internet Express. As a result of the acquisition, we acquired certain plant, equipment or other physical property that Internet Express used in its business and we intend to continue such use.

     On April 21, 2004, we acquired August.net Services, LLC, a Texas based internet service provider. We paid $1,730,000 of consideration, consisting of $1,200,000 in cash and $530,000 in promissory notes issued to the members of August.net. As a result of the acquisition, we acquired certain plant, equipment or other physical property that August.net used in its business and we intend to continue such use.

     We have signed letter of intents with ShreveNet, Inc., a Shreveport Louisiana based provider of internet services, Crescent Communications, Inc., a Houston Texas based provider of internet services, Ticon.net, a Janesville, Wisconsin based provider of internet services and Clover Computer Corporation, an Ohio based provider of internet services. All four of these transactions are subject to the negotiation and execution of definitive agreements and customary closing conditions. There can be no assurances that these transactions will close.

Business Strategy Evolution

     CraftClick was formed to be the premier arts and crafts destination on the Internet. CraftClick intended to build an online arts and crafts community that offered amateur and professional craftspeople worldwide a wealth of arts and crafts related content. Due to the lack of adequate funding and the lack of generating enough Internet traffic to achieve profitability, CraftClick began to cease business operations in October 2000. CraftClick subsequently disposed of substantially all of its assets in February 2001 when secured creditors foreclosed on outstanding loans made to CraftClick. In July of 2001, Mobilepro merged into CraftClick.

     Mobilepro was formed in 2000 as a provider of wireless business solutions for the mobile business professional workforce. We intended to develop complete mobile information solutions that include products and services such as wireless handheld devices and Web based enterprise applications. As a solutions provider, we intended to bundle the service and the hardware device into a single offering. None of the products or services were fully developed and were not available for sale. The strategy was for Mobilepro to develop the overall designs of both the hardware and the software of the devices but to outsource the actual manufacturing and the detailed software development to existing device providers. We intended to distribute the devices with the bundled software through various distribution channels including direct sales and alliance partners with co-marketing and referrals. The Web based services were to be developed jointly with strategic development partners and maintained and operated jointly with ISP and Web-hosting partners.

     We had no sales for the year ended March 31, 2002 and did not have adequate capital funding in order to continue as a going-concern in the wireless business solutions segment. As such, we discontinued those operations in March 2002.

     Upon completion of our merger with NeoReach in April 2002, the business strategy, direction and focus of the former NeoReach became the dominant operating focus of the new Mobilepro. From April 2002 through December 2003, we focused on developing wireless modem technology for third generation wireless communications systems based worldwide wideband - code division multiple access, “W-CDMA,” standard. Third generation technology features integrated voice and data, access to high-speed Internet and intranet applications, interactive e-mail, data exchange, global roaming and full motion video transmission-all delivered to a mobile device such as a cellular phone, personal data assistant, “PDA,” or laptop. We intended to develop a base station modem including a multi-channel semiconductor integrated circuit chip and then a handset modem chip. These devices were to be based on our proprietary third proprietary third generation radio frequency technology. As part of the development efforts we established strategic relationships with RF Microelectronics Laboratory of the Information and Communications University of the Republic of Korea and Prime Circuits, Inc. of Maryland.

     Because of the extensive resources necessary to develop the wireless modems, we decided in January 2004 to suspend development of the modems and instead focus on the development of the ZigBee chip described above. In the future, if resources are available and a market opportunity exists, we may decide to revive development of the wireless modem technology.

     Also, in December 2003, we decided to pursue a strategy of acquiring profitable broadband internet service providers. These acquisitions are intended to provide revenue to us and, to the extent they remain profitable, provide cash to fund development of the ZigBee chip and other projects.

     At the time of its acquisition by Mobilepro, NeoReach had several pending patent applications in the area of smart antenna technology. Those patents issued in 2002; however, we did not have the resources to commercialize the underlying technology. As we have decided to focus our efforts on developing the ZigBee chip and related wireless technologies and growing our Internet Services division, we have adopted a strategy of seeking to license these patents to third parties.

MANAGEMENT

     Our directors and executive officers and their ages as of May 21, 2004 are as follows:

Name	Age	Position
Jay O. Wright	34	President and Chief Executive Officer
Kurt Gordon	38	Chief Financial Officer
Daniel Lozinsky	43	Director

     The following is a brief description of the background of our directors and executive officers.

Background Information

     Jay O. Wright. Jay O. Wright has served as our President and Chief Executive Officer since December 2003. From October 2001 to December 2003, Mr. Wright served as President of Bayberry Capital, Inc., a Maryland based financial consulting firm. During that time, he also served from August 2002 and May 2003 as Chief Financial Officer for Technical and Management Services Corporation where he negotiated the sale of that company to Engineered Support Systems, Inc. Between December 1999 and September 2001 Mr. Wright served as Chief Financial Officer of Speedcom Wireless Corporation, a wireless software technology company, where he helped take that company public via a “reverse merger” and subsequently obtain a Nasdaq SmallCap listing. From January 1999 to November 1999, Mr. Wright served as Senior Vice President of FinanceMatrix.com, a Hamilton, Bermuda based company focused on developing a proprietary financial software architecture to provide tax-efficient financing to sub-investment grade companies. Between May 1997 and January 1999 Mr. Wright served as an investment banker with Merrill Lynch. Prior to that he was a mergers and acquisitions attorney with Skadden, Arps, Slate, Meagher and Flom, LLP in New York and Foley & Lardner in Chicago. Mr. Wright received his Bachelor’s degree in Business from Georgetown University (summa cum laude) and a JD degree from the University of Chicago Law School.

     Kurt Gordon. Kurt Gordon has served as our Chief Financial Officer since March 2004. Between November 2003 and February 2004, he served as a consultant to us. He has over 14 years of experience in finance and operations with special focus on growing entrepreneurial environments. Between April 2000 and September 2003, Mr. Gordon was Chief Financial officer of TARGUS Information Corporation, which pioneered the development of real time intelligence providing businesses access to information about businesses and consumers who contact them by telephone, Internet and wireless devices. Gordon was a key contributor during the largest revenue and employee growth phase of that company’s history. Between March 1997 and April 2000, Mr. Gordon served in several capacities including Director of Finance for KSI Services Incorporated, a real estate acquisition and development corporation. Earlier in his career, Mr. Gordon served as a public accountant and consultant in the Entrepreneurial Services group of Ernst & Young.

     Daniel Lozinsky. Mr. Daniel Lozinsky has served as Director of Mobilepro since February 2002. His term as director expires on the date that his successor is elected and qualified. Mr. Lozinsky has 18 years of management and software development experience with small and large multinational corporations. Since November 2002, Mr. Lozinsky has been advising and investing in technology companies located in the greater Washington DC area. From May 2002 to November 2002, Mr. Lozinsky served as Senior Vice President of Mobilepro. From February 2002 to May to 2002, Mr. Lozinsky served as our Chairman, President and Chief Executive Officer. From October 2001 to February 2002, Mr. Lozinsky worked as an independent strategic financial and management advisor. From March 2001 and October 2001 Mr. Lozinsky served as President and CEO of VCmed Inc. a scientific medical start-up company that was attempting to bring to the market cancer research technology developed at MIT and Harvard. From February 1999 to February 2001, Mr. Lozinsky served as a business advisor to public relations firms for international business. From April 1995 and January 1999, Mr. Lozinsky was a senior software engineer for AOL Host Systems Internet department, that allowed AOL to meet its growing Internet demands during the highest AOL’s growth period between 1996 and 1999, when the company grew from 4 million to 21 million users. He worked for AOL’s MIS (BISY) department for April 1995 and June 1996. Prior to that Mr. Lozinsky served in various engineering roles for Eastman Kodak, PaineWebber, and Merrill Lynch. Mr. Lozinsky holds MS/CS from Stevens Institute of Technology in Hoboken NJ, January 1989. He also holds BS/CS from Polytechnic Institute of NY, January 1984.

Executive Compensation

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended March 31, 2003, 2002 and 2001, paid to our most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
				Awards
				Restricted	Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Award(s)	Options	Compensation(1)
Daniel Lozinsky	2003	$0	—	—	—
Former Chief Executive Officer,	2002	$0	—	—	—	$140,250
President and Chairman	2001	$0	—	—	—	—

Arne Dunhem	2003	$180,000	—	—	—
Former Chief Executive Officer,	2002	$0	—	—	—	$195,250
President and Chairman	2001	$0	—	—	—	—

(1)	All of the amounts in this column were paid in the form of stock. The amounts listed represent the fair market value of the stock on the date of grant.

     Mr. Jay O. Wright joined us in December 2003 as Chief Executive Officer. Mr. Wright is paid a base salary of $180,000 per year and is eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by the Company during his employment period. Mr. Wright also received warrants to purchase 15,182,500 shares of our common stock at an exercise price of $0.018 per share, of which 8,282,500 are fully vested. Mr. Wright also received $20,000 in connection with the warrants.

     Mr. Kurt Gordon joined us in February 2004 as Chief Financial Officer. Mr. Gordon is paid a base salary of $156,000 per year and is eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by the Company during his employment period. Mr. Gordon also received a warrant to purchase up to 6,500,000 shares of common stock at an exercise price of $0.018 per share, of which 3,062,500 are fully vested.

     Mr. Dunhem left us in November 2003. Mr. Dunhem received his base salary through the date of his separation from the Company.

Aggregated Option Exercises In Last Fiscal Year And Fiscal
Year-End Option Values

     The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended March 31, 2004 by our executive officers listed in the Summary Compensation Table above.

			Number of Securities
	Number of		Underlying Unexercised	Value of Unexercised
	Shares		Options at	In-the-Money Options at
	Acquired on	Value	March 31, 2004(1)	March 31, 2004(1)
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable
Daniel Lozinsky	0	$0	0	0
Arne Dunhem	0	$0	2,421,037/0	$104,104.59/$0

(1)	The value of unexercised in-the-money options at fiscal year end is calculated using the last sale price of $0.10 per share as of March 31, 2004, the last trading day of fiscal year 2003 as reported on the OTC Bulletin Board.

Compensation Of Directors

     We have no standard arrangement pursuant to which our Directors are compensated for services provided as a Director.

Employment Agreements

     Mr. Jay O. Wright joined us in December 2003 as Chief Executive Officer. Mr. Wright is paid a base salary of $180,000 per year and is eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by the Company during his employment period. Mr. Wright also received warrants to purchase 15,182,500 shares of our common stock at an exercise price of $0.018 per share, of which 8,282,500 are fully vested. Mr. Wright is subject to a lock-up agreement, which prohibits Mr. Wright from selling shares until November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter. If Mr. Wright terminates his employment for Good Reason (as is defined in his employment agreement) or without Cause (as is defined in his employment agreement), Mr. Wright is entitled to receive a lump-sum cash payment equal to nine months salary.

     Mr. Kurt Gordon joined us in February 2004 as Chief Financial Officer. Mr. Gordon is paid a base salary of $156,000 per year until such time as the Company has a “revenue run rate” of greater than $6 million at which time his base salary will become $180,000 per year. Mr. Gordon is also eligible to receive a bonus equal to 1% of the revenues for the most recent 12 month period of each acquisition made by the Company during his employment period. Mr. Gordon also received a warrant to purchase up to 6,500,000 shares of our common stock at an exercise price of $0.018 per share, of which 3,062,500 are fully vested. Mr. Gordon is subject to a lock-up agreement, which prohibits Mr. Gordon from selling shares until November 15, 2004, and limits his sale of shares thereafter to no more than 1 million shares per quarter. If Mr. Gordon terminates his agreement for Good Reason (as is defined in his employment agreement) or without Cause (as is defined in his employment agreement), Mr. Gordon is entitled to receive a lump-sum cash payment equal to six months salary.

2001 Equity Performance Plan

     On November 1, 2001, the Board of Directors approved the Mobilepro Corp. 2001 Equity Performance Plan under which employees, officers, directors and consultants are eligible to receive grants of stock options. Mobilepro has reserved a total of 6,000,000 shares of common stock under the 2001 Equity Performance Plan. It is presently administered by the Board of Directors. Subject to the provisions of the 2001 Equity Performance Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto.

Indemnification

     As permitted by the provisions of the General Corporation Law of the State of Delaware, Mobilepro has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Mobilepro. Any such person may be indemnified against expenses, including attorneys’ fees, judgments, fines and settlements to the extent they have been on the merits or otherwise in defense of any action, suit or proceeding. Further, Mobilepro does not maintain liability insurance on behalf of its officers, directors, employees and agents. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL PROCEEDINGS

None.

PRINCIPAL SHAREHOLDERS

Beneficial Owners

     As of May 21, 2004, other than the directors and executive officers identified in the table under “Directors and Executive Officers” section below, no person owned beneficially more than five percent (5%) of our common stock.

Directors And Executive Officers

     The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table above and by all directors and executive officers as a group as of May 21, 2004. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of May 21, 2004, we had 232,914,196 shares of common stock outstanding.

		Shares
		Beneficially	Percent
Name and Address	Title of Class	Owned (1)	of Class(1)
Daniel Lozinsky 6701 Democracy Blvd., Suite 300 Bethesda, MD 20817	Common	23,083,122	9.7%
Jay O. Wright 6701 Democracy Blvd., Suite 300 Bethesda, MD 20817	Common	8,882,500	3.7%
Kurt Gordon 6701 Democracy Blvd., Suite 300 Bethesda, MD 20817	Common	3,062,500	1.4%
Arne Dunhem c/o Mobilepro Corp. 6701 Democracy Blvd., Suite 300 Bethesda, MD 20817	Common	9,651,911	4.1%
Officers and Directors as a Group (4 Persons)	Common	42,680,033	17.2%

*	Less than 1%.

(1)	Applicable percentage of ownership is based on 232,914,196 shares of common stock outstanding as of May 21, 2004, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 21, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 23, 2002, Mobilepro acquired all of the outstanding stock of NeoReach in exchange for 12,352,129 shares of its common stock. Mr. Daniel Lozinsky, currently a director of Mobilepro, was the controlling shareholder of Mobilepro at the time and owned approximately 32.5% of the outstanding stock of NeoReach. Arne Dunhem, and Ken Min were officer and shareholders of NeoReach and became officers and shareholders of Mobilepro upon the completion of the transaction.

     In July 2002, we issued a total of 160,000 shares of our common stock for the forgiveness of $39,000 of advances from Mr. Daniel Lozinsky, a director of Mobilepro.

     Two directors and officers of Mobilepro advanced a total of $277,617 to Mobilepro. Daniel Lozinsky, a Director of Mobilepro, advanced to Mobilepro during the period February 9, 2002 through June 20, 2002 a total of $155,617 as follows: $23,262 on February 9, 2002; $25,000 on February 19, 2002; $76,355 on April 25, 2002; $15,000 on May 16, 2002; $4,000 on June 3, 2002; and $12,000 on June 20, 2002, with a repayment by Mobilepro on or before March 1, 2003 at an ordinary market rate, not to exceed 5.00%. On March 15, 2004, the Company and Mr. Lozinsky entered into an agreement pursuant to which the Company paid Mr. Lozinsky $40,000 as payment and settlement in full for all prior advances. Arne Dunhem, the former President and Chief Executive Officer of Mobilepro, advanced to the Company during the period April 19, 2002 through May 6, 2002 a total of $122,000 as follows: $46,000 on April 19, 2002; $40,000 on April 25, 2002; and $36,000 on May 6, 2002, with a repayment by the Company on or before March 1, 2003 at an ordinary market rate, not to exceed 5.00%. As of May 2, 2003, the principal balance of these loans remains at $277,617 plus an interest of approximately $14,000. We have settled all prior advances owed by the Company to Mr. Dunhem through the termination agreement dated November 26, 2003 between us and Mr. Dunhem.

     We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from an unaffiliated third party. Furthermore, any future transactions or loans between us and our officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “MOBL.”

     The following table sets forth the average high and low bid prices for the common stock for each calendar quarter since January 1, 2002, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. The high and low share prices reflect the effects of the 1-for-100 share reverse stock split, which occurred on May 8, 2001, and the 1-for-200 share reverse stock split, which occurred on November 6, 2001.

	Bid Price Per Share
	High	Low
2002
January 2002 – March 2002	$4.000	$0.550
April 2002 – June 2002	$1.750	$0.250
July 2002 – September 2002	$0.450	$0.140
October 2002 – December 2002	$0.180	$0.070
2003
January 2003 – March 2003	$0.110	$0.008
April 2003 – June 2003	$0.037	$0.007
July 2003 – September 2003	$0.072	$0.009
October 2003 – December 2003	$0.042	$0.0175
2004
January 2004 – March 2004	$0.131	$0.038

     As of May 21, 2004, we believe there were approximately 574 holders of record of our common stock.

     We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

DESCRIPTION OF SECURITIES

Common Stock

     On March 12, 2003, Mobilepro amended its Certificate of Incorporation and now is authorized to issue up to 600,000,000 shares of common stock, with a par value of $0.001 per share, of which 232,914,196 shares are issued and outstanding as of May 21, 2004.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

     Mobilepro does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of Mobilepro, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of Mobilepro (see preferred stock below). Holders of common stock have no preemptive rights to purchase Mobilepro’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

     Mobilepro’s Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, with a par value of $0.001 per share, of which 35,425 shares of Series A preferred stock are issued and outstanding as of May 21, 2004.

     Each share of Series A Preferred Stock is convertible, without additional consideration, into one two-hundredth of a share of common stock. The holders of the Series A Preferred Stock and the holders of our common stock vote together as a single class on all matters presented for the vote of our stockholders. Each holder of Series A Preferred Stock may cast a number of votes equal to the number of shares of common stock issuable upon conversion of his Series A Preferred Stock. In the event of a liquidation of the corporation, the holders of the Series A Preferred Stock are entitled to receive prior to and in preference to any distributions to the holders of our Common Stock an amount equal to the Stated Value (as it is described in our Certificate of Incorporation) as may be adjusted from time to time as provided in this Article Fourth, paragraph B6(f). After such distribution in respect of the Series A Preferred Stock, the remaining assets of the Corporation, if any, will be available for distribution to the holders of our Common Stock.

     We may issue the remaining authorized preferred stock in one or more series having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Mobilepro without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

Options and Warrants

     As of May 21, 2004, we had 30,057,500 outstanding options and warrants with exercise prices ranging from $0.018 to $0.18.

     Transfer Agent and Registrar. Interwest Transfer Company is the transfer agent and registrar for our common stock. Its address is 1981 East Murray-Holladay Road, P. O. Box 17136, Salt Lake City, Utah 84121.

EXPERTS

     The financial statements as of December 31, 2003 and 2002 and for each of the years in the period ended March 31, 2003 and 2002 included in this Prospectus have been included in reliance on the report of Bagell, Josephs & Company, L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting. Each of the reports contains an explanatory paragraph relating to Mobilepro’s ability to continue as a going concern.

LEGAL MATTERS

     Schiff Hardin LLP, Washington, D.C., will pass upon the validity of the shares of our common stock.

AVAILABLE INFORMATION

     For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

     Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

MOBILEPRO CORP.
FINANCIAL STATEMENTS
INDEX

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

Balance Sheets as of December 31, 2003 (unaudited)
and March 31, 2003 (audited)	F-2

Statements of Operations for the Nine Months and Three Months
Ended December 31, 2003 and 2002 (unaudited) with Cumulative
Totals Since Inception	F-4

Statements of Cash Flows for the Nine Months Ended
December 31, 2003 and 2002 (unaudited) with Cumulative
Totals Since Inception	F-5

Notes to Condensed Consolidated Financial Statements	F-7

MOBILEPRO CORP. AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,	March 31,
	2003	2003
	(Unaudited)	(Audited)

CURRENT ASSETS
Cash and cash equivalents	$742,861	$6,715
Prepaid expenses	—	9,518

Total Current Assets	742,861	16,233
Fixed assets, net of depreciation	25,528	36,469

TOTAL ASSETS	$768,389	$52,702

MOBILEPRO CORP. AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	December 31,	March 31,
	2003	2003
	(Unaudited)	(Audited)

CURRENT LIABILITIES
Current portion of convertible debentures - officers	$50,000	$30,000
Current portion of note payable - Maryland Department of Revenue and Economic Development	4,500	4,500
Notes payable - sellers	37,500	75,000
Notes payable - other	100,000	100,000
Convertible debentures - other	—	215,000
Equity line of credit	1,000,000	160,000
Accounts payable and accrued expenses	644,806	1,234,880

Total Current Liabilities	1,836,806	1,819,380

LONG-TERM LIABILITIES
Convertible debentures - officers- net of current portion	155,617	247,617
Note payable - Maryland Department of Business and Economic Development - net of current portion	95,500	95,500

Total Long-Term Liabilities	251,117	343,117

TOTAL LIABILITIES	2,087,923	2,162,497

STOCKHOLDERS’ DEFICIT
Preferred stock, $.001 par value, authorized 5,000,000 shares, and 35,425 shares issued and outstanding at December 31, 2003 and March 31, 2003, respectively	35	35
Common stock, $.001 par value, authorized 600,000,000 shares at December 31, 2003 and March 31, 2003, and 155,064,766 and 30,175,122 shares issued and outstanding, respectively	155,064	30,175
Additional paid-in capital	13,635,692	11,538,979
Deficit accumulated during development stage	(15,110,325)	(13,678,984)

Total Stockholder’s Deficit	(1,319,534)	(2,109,795)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$768,389	$52,702

The accompanying notes are and integral part of the condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002

(CUMULATIVE TOTALS SINCE INCEPTION)

	NINE MONTHS ENDED		THREE MONTHS ENDED		Cumulative
	December 31,	December 31,	December 31,	December 31,	Totals Since
	2003	2002	2003	2002	Inception
OPERATING REVENUES
Revenue	$—	$—	$—	$—	$—

OPERATING EXPENSES
Professional fees and compensation expenses	965,306	2,027,719	458,784	157,547	5,843,335
Advertising and marketing expenses	24,480	2,430	—	—	50,514
Research and development costs	1,620	4,996	525	—	10,115
General and administrative expenses	100,542	39,656	39,382	2,977	1,709,480
Office rent and expenses	84,867	71,260	57,121	7,245	170,935
Travel and meals expenses	23,053	12,472	13,541	—	35,615
Depreciation and amortization	10,941	12,000	3,647	4,000	26,293

Total Operating Expenses	1,210,809	2,170,533	573,000	171,769	7,846,287

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,210,809)	(2,170,533)	(573,000)	(171,769)	(7,846,287)
OTHER INCOME (EXPENSE)
Forgiveness of debt	—	—	—	—	276,738
Amortization of discount and interest on conversion of debt	(201,787)	—	(59,593)	—	(254,938)
Interest expense	(18,745)		(4,460)	—	(67,912)
Other expense	—	(49,656)	—	(1,222)	(27,608)
Impairment of goodwill	—	—	—	—	(7,190,374)
Interest income	—	—	—	—	56

Total Other Income (Expense)	(220,532)	(49,656)	(64,053)	(1,222)	(7,264,038)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,431,341)	(2,220,189)	(637,053)	(172,991)	(15,110,325)
Provision for Income Taxes	—	—	—	—	—

NET LOSS APPLICABLE TO COMMON SHARES	$(1,431,341)	$(2,220,189)	$(637,053)	$(172,991)	$(15,110,325)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.02)	$(0.13)	$(0.00)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	89,771,571	17,068,691	128,470,688	19,516,788

The accompanying notes are and integral part of the condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(WITH CUMULATIVE TOTALS SINCE INCEPTION)

			Cumulative
			Totals Since
	2003	2002	Inception

CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(1,431,341)	$(2,220,189)	$(15,110,325)

Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of debt	—	—	(276,738)
Depreciation	10,941	12,000	26,293
Common stock issued for services, compensation and conversion of debt and loss on conversion	76,444	1,208,253	4,547,689
Impairment of goodwill	—	—	7,190,374
Amortization of discount and interest on conversion of debt	201,787	—	254,938
Changes in assets and liabilities
(Increase) decrease in other current assets	9,518	(62,000)	22,712
Increase (decrease) in accounts payable and and accrued expenses	(206,703)	410,386	745,971

Total adjustments	91,987	1,568,639	12,511,239

Net cash (used in) operating activities	(1,339,354)	(651,550)	(2,599,086)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in amounts due to related parties	—	286,849

Net cash provided by investing activities	—	286,849

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issuances	—	—	79,100
Proceeds from convertible debentures-other and equity line of credit	2,185,000	—	2,600,000
Proceeds from borrowings, net	(37,500)	—	357,230
Change in convertible debentures - officers, net	(72,000)	—	205,617
Net proceeds from issuance of notes payable	—	366,000	100,000

Net cash provided by financing activities	2,075,500	366,000	3,379,447

The accompanying notes are and integral part of the condensed consolidated financial statements.

MOBILEPRO CORP. AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE NINE MONTHS ENDED DECEMBER 31, 2003 AND 2002
(WITH CUMULATIVE TOTALS SINCE INCEPTION)

			Cumulative
			Totals Since
	2003	2002	Inception

NET INCREASE IN CASH AND CASH EQUIVALENTS	736,146	1,299	742,861
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	6,715	154	—

CASH AND CASH EQUIVALENTS - END OF PERIOD	$742,861	$1,453	$742,861

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Issuance of common stock for:
Services, compensation and conversion of debt	$76,444	$1,208,253	$4,547,689

Impairment of goodwill	$—	$—	$7,190,374

Amortization of discount and interest on conversion of debt	$201,787	$—	$254,938

Conversion of equity line of credit to stock	$1,395,000	$—	$1,435,000

Conversion of convertible debentures - other	$165,000	$—	$165,000

Settlement of accounts payable	$374,616	$—	$374,616

Conversion of payables and accrued interest	$9,557	$—	$9,557

Acquisition of NeoReach, Inc.
Fixed assets		$51,821	$51,821
Other current assets	—	22,712	22,712
Note payable - Maryland Department of Business and Economic Development	—	(100,000)	(100,000)
Accounts payable	—	(618,279)	(618,279)
Goodwill	—	7,190,374	7,190,374

Fair value of common stock and additional paid-in capital issued for NeoReach, Inc.	$—	$6,546,628	$6,546,628

The accompanying notes are and integral part of the condensed consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual financial statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the March 31, 2003 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

Mobilepro Corp formerly Craftclick.com, Inc. was incorporated under the laws of the State of California in January 1999, as BuyIT.com, Inc. (“Buyit”). From inception through March 31, 1999, the Company engaged in preliminary activities related to the set up of an Internet auction business. On April 16, 1999, the Company entered into an Agreement and Plan of Reorganization (“Plan”) with Tecon, Inc. (“Tecon”), a Utah corporation, wherein all of the outstanding shares and subscriptions of BuyIt were exchanged for 8,500,000 shares (for the outstanding shares of common stock of Tecon), and 245,997 shares (for the outstanding subscriptions) of common stock of Tecon. At the conclusion of all the transactions contemplated in the Plan, BuyIT shareholders and subscribers owned 8,745,997 shares of total outstanding shares of 12,179,249, or 71.9%, the survivor in the aforementioned combination was Tecon. However, the name of the surviving company was changed to BuyIt.com, Inc., simultaneously with the Plan. The combination of these two entities had been accounted for as a purchase. The Company changed its name to Craftclick.com, Inc., on January 4, 2000, as a result of changing its business strategy and focus-which was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. However, the Company disposed of substantially all assets in February of 2001 when secured creditors foreclosed on loans to the Company.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

In April 2001, Craftclick.com, Inc. reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was reverse split on the basis of 1 new share for every 100 shares outstanding.

On June 6, 2001, Craftclick.com, Inc. merged with Mobilepro Corp. a Delaware corporation as of June 1, 2001. Under the merger agreement, Mobilepro Corp merged into Craftclick.com, Inc. with Craftclick being the surviving corporation and the Certificate of Incorporation and By Laws of Craftclick being the constituent documents of the surviving corporation.

In July 2001, the Company changed its name to Mobilepro Corp.

On March 21, 2002, Mobilepro entered into an Agreement and Plan of Merger with NeoReach, Inc., a private Delaware company pursuant to which a newly-formed wholly-owned subsidiary of Mobilepro merged into NeoReach in a tax-free transaction. NeoReach is a development stage company designing modem solutions to support third generation (3G) wireless communications systems. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. On April 23, 2002, the company issued 12,352,129 shares of its common stock pursuant to the Agreement. This was a cashless transaction and there were no payments or finder’s fees involved. The Board of Directors determined the consideration to be a fair compensation to the NeoReach shareholders. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of the stock at that time.

On March 12, 2003, the Company amended its Articles of Incorporation and pursuant to a board resolution, increased the authorized level of common stock from 50,000,000 to 600,000,000. In addition, the Company increased the shares authorized under its 2001 Equity Performance Plan from 1,000,000 to 6,000,000.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Development Stage Company

As of December 31, 2003, Mobilepro Corp and its subsidiary are development stage companies. Since April 23, 2002, the Company has devoted substantially all of its efforts to researching and developing technology for the third generation wireless market. Before the acquisition of NeoReach, Inc., Mobilepro Corp focused on the integration and marketing of complete mobile information solutions to the business market through strategic partnership with established firms already delivering information technology consulting, wireless service and vertical market application products and services. The Company in January 2004 acquired a national internet service provider in Texas, and expects to emerge from the development stage in its last fiscal quarter of its year ending March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution that periodically exceed the limit of insurability under Federal Deposit Insurance Corporation. At December 31, 2003, the cash balance exceeded the insured limits by $708,782.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company was a development stage company and had no revenues during the period reported. For the period going forward, the Management has adopted a new revenue policy as defined below.

The Company will recognize revenue both from sales of products and from service contracts. Revenue from product sales that contain embedded software will be recognized in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition.”

Revenue from product sales will be recognized based on the type of sale transactions as follows:

Shipments to Credit-Worthy Customers with No Portion of the Collection Dependent on Any Future Event: Revenues will be recorded at the time of shipment.

Shipments to a Customer without Established Credit: These transactions are primarily shipments to customers who are in the process of obtaining financing and to whom the Company has granted extended payment terms. Revenues will be deferred (not recognized) and no receivable will be recorded until a significant portion of the sales price is received in cash.

Shipments where a portion of the Revenue is Dependent Upon Some Future Event: These consist primarily of transactions involving value-added resellers (“VAR”) to an end user. Under these agreements, revenues will be deferred and no receivable will be recorded until a significant portion of the sales price is received in cash. On certain transactions, a portion of the payment is contingent upon installation or customer acceptance.

Upon non-acceptance, the Customer may have a right to return the product. The Company will not recognize revenue on these transactions until these contingencies have lapsed.

Certain of the Company’s product sales are sold with maintenance/service contracts. The Company will allocate revenues to such maintenance/service contracts based on vendor-specific objective evidence of fair value as determined by the Company’s renewal rates. Revenue from maintenance/service contracts will be deferred and recognized ratably over the period covered by the contract.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of December 31, 2003 is $0 due to the valuation allowance established.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $24,480 and $2,430 for the nine months ended December 31, 2003 and 2002, respectively.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

There was $10,941 and $12,000 charged to operations for depreciation expense for the nine months ended December 31, 2003 and 2002, respectively. The Company acquired $51,821 of net fixed assets from NeoReach, Inc. in its acquisition of its subsidiary.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain amounts in the December 31, 2002 financial statements were reclassified to conform to the December 31, 2003 presentation.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	December 31,	December 31,
	2003	2002

Net loss	$(1,431,341)	$(2,220,189)

Weighted-average common shares
Outstanding (Basic)	89,771,571	17,068,691
Weighted-average common stock
Equivalents
Stock options	—	—
Warrants	—	—

Weighted-average common shares Outstanding (Diluted)	89,771,571	17,068,691

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2003 and 2002 because inclusion would have been antidilutive.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133”. SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the consolidated financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements.” SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the consolidated results of operations, financial position and cash flows.

On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 “Recording Revenue as a Principal versus Net as an Agent” which addresses the issue of how and when revenues should be recognized on a Gross of Net method as the title implies. The emerging Issues Task Force has not reached a consensus but sites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the condensed consolidated financial statements.

On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 “Accounting for Certain Sales Incentives” which established accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant’s fiscal year end December 15, 1999. EITF 00-14 does not affect the condensed consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2001, the FASB issued Statement No. 142 “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. This statement was utilized in preparing the condensed consolidated financial statements for December 31, 2003.

NOTE 3-	NOTE PAYABLE – MARYLAND DEPARTMENT OF BUSINESS & ECONOMIC DEVELOPMENT

The Company entered into an agreement with the Maryland Department of Business and Economic Development (“DBED”) in the amount of $100,000, which represents DBED’s investment in the Challenge Investment Program (“CIP Agreement”) dated March 29, 2001. The term of the CIP Agreement extends through June 30, 2011. Beginning April 30, 2002 and continuing annually thereafter until April 30, 2011, the Company shall make a payment (the “Equity Financing Payment”) which shall be equal to 1% of the Company’s Aggregate Equity Financing Amount for the year immediately preceding the April 30th payment date greater than $500,000, not to exceed $300,000. The Aggregate Equity Financing Amount shall mean the total amount of capital raised by the Company through the sale, transfer, or exchange of its stock, options, warrants or any security convertible into its stock, options, or warrants during the calendar year immediately preceding the April 30th payment date. There have been no payments made on this note. The outstanding balance at December 31, 2003 is $100,000.

Current portion	$4,500
Long-term portion	95,500

$100,000

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 4-	CONVERTIBLE DEBENTURES-OTHER

The Company on May 31, 2002, entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent (4%) per year and are convertible at the holders option. Holders of the debentures have certain registration rights with respect to the resale of common stock received upon conversion of the debentures. The term of the debentures are five years. As of December 31, 2003 there was $-0- outstanding.

NOTE 5-	EQUITY LINE OF CREDIT

On May 31, 2002, the Company entered into an equity line of credit arrangement with Cornell Capital Partners, L.P. that was terminated on October 16, 2002 and re-entered on the same day October 16, 2002. This agreement was in turn terminated on February 6, 2003 and re-entered the same day February 6, 2003. The equity line provides generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company’s discretion. Cornell Capital will purchase the shares at a 9% discount to the prevailing market price of the common stock.

There are certain conditions applicable to the Company’s ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company’s adherence with certain covenants. The registration statement became effective May 9, 2003.

In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of the Company, the Company will be unable to draw down on the Equity Line of Credit. If the Company is unable to draw down on the Equity Line of Credit, is unable to obtain additional external funding or generate revenue from the sale of its products, the Company could be forced to curtail or cease operations.

The Company drew $200,000 on the Equity Line on February 26, 2003. This note was payable in eighty-two (82) calendar days. The Company agreed to escrow ten (10) requests for advances under the Agreement in amount not less than $20,000. At March 31, 2003 there was $160,000 outstanding on the note, which was $-0- at June 30, 2003 due to conversions of this debt to equity. The Company, as part of the Equity Line of Credit, advanced 10,000,000 shares of its common stock to the escrow agent Butler Gonzalez, LLP.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 5-	EQUITY LINE OF CREDIT (CONTINUED)

The Company on May 9, 2003, entered into a second Equity Line of Credit, for $200,000 with Cornell Capital Partners, L.P. with the same terms as the February 26, 2003 Equity Line of Credit. Of this $200,000 advance, as of September 30, 2003, $-0- remains outstanding due to conversions of this debt to equity. As part of this loan, the Company advanced 20,000,000 shares of common stock to the escrow agent.

In June 2003, the Company also received $35,000 from Cornell Capital Partners, L.P. As of September 30, 2003, $-0- remains outstanding as the debt was converted to equity. There were 10,000,000 shares of common stock issued under this loan to the escrow agent.

The Company in July, August and September 2003 in accordance with the agreement with Cornell Capital Partners, L.P., borrowed $1,000,000. As of September 30, 2003, $600,000 remains outstanding due to conversions of this debt to equity, and as of December 31, 2003 there are no amounts outstanding. As part of these loans, the Company advanced 40,000,000 shares of common stock to the escrow agent.

The Company in December 2003 in accordance with the agreement with Cornell Capital Partners, L.P., borrowed $1,000,000. As of December 31, 2003, the entire $1,000,000 remains outstanding, and since December 31, 2003 and through January 23, 2004, Cornell has converted $300,000 into shares of common stock with $700,000 outstanding at January 23, 2004. As part of these loans, the Company advanced 30,000,000 shares of common stock to the escrow agent.

NOTE 6-	LONG-TERM DEBT – SELLERS

In February, 2002, as part of the Company’s President’s private purchase of stock, the Company entered into two (2) promissory notes of $37,500 each ($75,000 total) with the seller and a related entity to the seller. These notes were due September 1, 2002 at an annual rate of interest on the notes of 5%. Since the Company failed to pay the notes on the due date, interest will be charged at 15%. The Company paid one of the $37,500 notes with interest in September 2003, with the other note still outstanding as of December 31, 2003. The remaining note is under negotiation to settle all claims relating to the note. Interest expense on the two (2) promissory notes for nine months ended December 31, 2003 and 2002 was $7,749 and $3,642, respectively.

NOTE 7-	OFFICERS ADVANCES/ CONVERTIBLE DEBENTURES - OFFICERS

The amounts represent advances to and from officers of the Company. These advances through March 31, 2003 were interest-free and were anticipated to be repaid in the next year. The advances were necessary to cover working capital deficiencies.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 7-	OFFICERS ADVANCES/ CONVERTIBLE DEBENTURES – OFFICERS (CONTINUED)

Pursuant to these advances, on May 16, 2003, the Company entered into two (2) separate 4% convertible debentures with two officers who advanced the Company the $277,617. The debentures are due May 15, 2005. The terms of the convertible debentures are that the Company will accrue interest at 4% per annum retroactive to the date of the advances, and that accrued interest plus the principal advanced shall be either (a) paid to the holder on the second year anniversary (May 15, 2005) or (b) converted from time to time until payment in full in accordance with the conversion terms as stipulated in the debenture, except for $30,000 of which is due and payable on or before September 1, 2003. Of the $30,000 due, the Company paid $2,000 during the six months ended September 30, 2003. One of the officers that the debentures were given to has terminated his employment with the Company. Under the terms of the severance agreement, the Company agreed to pay out the remaining amounts of the debenture. In the three months ended December 31, 2003, the Company paid out $70,000 and has $50,000 outstanding. The Company anticipates this amount, as well as $130,000 of other officer advances to be converted into shares of common stock by January 31, 2004. The $180,000 which is to be converted, represents the current portion of these advances.

NOTE 8-	STOCKHOLDERS DEFICIT

The beginning balances reflected as of March 31, 2000 through June 1, 2001 are those of the former company (registrant) Craftclick.com, Inc. On June 6, 2001 Craftclick.com, Inc. and Mobilepro Corp merged under a reverse merger as of June 1, 2001. Upon that merger the stockholders’ equity of Mobilepro Corp (a former private company) under a recapitalization, became that equity of the public entity. Upon the recapitalization, 8,750,000 shares were issued to the former Craftclick.com, Inc.’s stockholders.

Additionally, from June 1, 2001 to March 31, 2002, the Company issued 8,216,000 shares for services valued at fair market value. There were 3,025,000 shares issued for conversion of debt. Finally, 330,000 shares were issued because of a special warrant.

On March 12, 2003, the Company amended its Articles of Incorporation, and pursuant to a board resolution, increased the authorized level of common stock from 50,000,000 to 600,000,000. In addition, the Company increased the shares authorized under its 2001 Equity performance Plan from 1,000,000 to 6,000,000.

The following details the stock transactions after the recapitalization through December 31, 2003.

Common Stock

On June 1, 2001, the Company issued 3,000,000 shares in a conversion of debt. The issuances of shares were valued at $480,000 (16 cents per share), the fair value of the Company’s stock at that time.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 8-	STOCKHOLDERS DEFICIT (CONTINUED)

Common Stock (Continued)

On June 1, 2001, the Company issued 2,600,000 shares for services and compensation at a value of $416,000 (16 cents per share), the fair value of the Company’s stock at that time.

On August 1, 2001, the Company issued 330,000 shares that were the result of the exercising of warrants. The value of $577,500 ($1.75 per share) was the fair value of the Company’s stock at that time.

On September 6, 2001, the Company issued 1,500,000 shares for services at a value of $247,500 (16.5 cents per share), the fair value of the Company’s stock at that time.

On October 26, 2001, the Company issued 25,000 shares for services at a value of $1,250 (5 cents per share), the fair value of the Company’s stock at that time.

On November 19, 2001, the Company had a 1 for 200 reverse stock split which effectively reduced their issued and outstanding shares 16,677,711. Additionally, on that date the Company issued 3,000,000 shares for services in conjunction with an Investors Rights Agreement at a value of $240,000 (8 cents per share), the fair value of the Company’s stock at that time.

On February 15, 2002, the Company issued 106,000 shares for services at a value of $111,300 ($1.05 per share), the fair value of the Company’s stock at that time.

On February 19, 2002, the Company issued 25,000 shares in conversion of a note payable at a value of $26,250 ($1.05 per share), the fair value of the Company’s stock at that time.

On March 18, 2002, the Company issued 960,000 shares for services. These shares were issued at 55 cents per share ($528,000) based on a Board Resolution on March 6, 2002.

On April 23, 2002, the Company issued 12,352,129 shares of our common stock to the holders of NeoReach’s common stock pursuant to an Agreement and Plan of Merger, dated March 31, 2002. A newly formed, wholly-owned subsidiary of Mobilepro merged into NeoReach, in a tax-free one-for-one share exchange transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of our stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 8-	STOCKHOLDERS DEFICIT (CONTINUED)

Common Stock (Continued)

On May 31, 2002, the Company issued a total of 690,000 shares of its common stock to the following parties: 450,000 shares to INFe, Inc., 150,000 shares to Thomas Richfield, 60,000 shares to Francine Goodman, and 30,000 shares to Triple Crown Consulting. These shares were issued for consulting services regarding the Mobilepro-NeoReach merger. The issuance of the shares were valued at $317,400, the fair value of our stock at that time. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On June 10, 2002, the Company issued a total of 784,314 shares of the common stock to the following parties: 764,706 to Cornell Capital Partners, LP and 19,708 to Westrock Advisors, Inc. These shares were issued pursuant to an equity line of credit arrangement with Cornell Capital Partners, dated May 31, 2002. The issuance of the shares were valued at $517,647, the fair value of our stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On July 18, 2002, the Company issued a total of 305,000 shares of our common stock to various parties. 160,000 shares of the restricted common stock was issued to Daniel Lozinsky, a director of the Company, in a private sale for an aggregate cash consideration of $39,000 based on a Board Resolution as of July 17, 2002. In addition, the Company also issued 20,000 shares of common stock under the 2001 Equity Performance Plan and 100,000 restricted common stock as compensation to Mark Johnson for various merger and acquisition related services and associated back office services in accordance with a Consulting Agreement dated July 17, 2002. The Company also issued 25,000 shares of restricted common stock as compensation to M. Johnson & Associates, Inc. for certain services in accordance with an Investor Relations Agreement dated July 17, 2002. The issuance of the shares was valued at $65,250, the fair value of the stock at that time. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On July 26, 2002, the Company issued a total of 500,000 shares of its restricted common stock to Capital Research Group, Inc. for certain investor relations consulting services in accordance with a Consulting Group Agreement dated July 25, 2002. The issuance of the shares was valued at $220,000, the fair value of the stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 8-	STOCKHOLDERS DEFICIT (CONTINUED)

Common Stock (Continued)

On September 4, 2002, the Company issued a total of 709,853 shares of its common stock to various parties. 100,000 shares were issued to Hee Han Bang, a non-affiliated and accredited/sophisticated investor in a private sale for an aggregate cash consideration of $25,000. These shares were issued at $0.25 per share based on a Board of Resolution fixing the value of the securities on and as of August 9, 2002. 150,000 shares of the common stock were issued to Daniel Lozinsky, a director of the Corporation, in a private sale for an aggregate cash consideration of $15,000. These shares were issued based on a Board Resolution as of August 19, 2002. The Company issued a total of 209,853 shares of its common stock to INFe, Inc. based on a Board Resolution as of August 19, 2002. These shares were issued for consulting services in connection with the Mobilepro-NeoReach merger and a Reverse Merger Engagement Agreement dated January 11, 2002 between NeoReach, Inc. and INFe, Inc. The issuance of the shares was valued at $62,956, the fair value of the stock at that time. The Company also granted a total of 250,000 shares of our restricted common stock to Parag Sheth, an executive of the Corporation. Parag Sheth was granted 150,000 shares of the Company’s restricted common stock for forgiving a total of $15,000 in salary corresponding to a price of $0.10 per share and he was also granted 100,000 shares of the Company’s restricted common stock as an inducement for providing services for the Corporation. These shares were issued based on a Board Resolution as of August 20, 2002 and the issuance of the shares was valued at $25,000.

The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On March 4, 2003 the Company issued 658,334 shares to Cornell Capital for a fee for filing the SB2 registration statement late. The fair value of the services was $26,333.

On March 5, 2003, the Company issued 10,000,000 shares of its common stock to the escrow agent for use in raising money on the Equity Line of Credit.

On March 17, 2003 and March 25, 2003, the Company exchanged 2,739,726 shares and converted $40,000 of debt in total and recognized $53,151 of amortization of discount and interest on debt conversions.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 8-	STOCKHOLDERS DEFICIT (CONTINUED)

Common Stock (Continued)

On April 30, 2003, May 22, 2003 and June 19, 2003, the Company issued 10,000,000 shares of common stock respectively (30,000,000 in total), to the escrow agent for use in raising money on the Equity Line of Credit.

In the three months ended June 30, 2003, the Company exchanged 5,685,188 shares of common stock and converted $265,000 of debt in total and recognized $100,199 of amortization of discount and interest on debt conversions.

On June 19, 2003, the Company issued 350,000 shares of common stock as compensation at a fair value of $8,750.

On July 7, 2003, pursuant to the MOU between the Company and GBH Telecom, LLC, the Company issued 3,500,000 shares of common stock valued at $68,250. As of September 30, 2003, the agreement with GBH Telecom, LLC was terminated.

On July 30, 2003, August 7, 2003 and September 23, 2003, the Company issued 40,000,000 shares of common stock to the escrow agent pursuant to the terms of their agreement, and 12,708,142 shares of common stock were issued in conversions of certain amounts borrowed under the equity lines of credit entered into by the Company.

In the three months ended September 30, 2003, the Company exchanged 12,708,142 shares of common stock and converted $695,000 of debt in total and recognized $41,194 of amortization of discount and interest on debt conversions.

In the three months ended December 31, 2003, the Company exchanged 2,255,010 shares of common stock and converted $600,000 of debt in total and recognized $59,593 of amortization of discount and interest on debt conversions.

In October 2003, the Company issued $391,304 shares of common stock in conversion of $9,000 in advances that were funded to the Company.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 8-	STOCKHOLDERS DEFICIT (CONTINUED)

Preferred Stock

There was no change in preferred stock during the year ended March 31, 2003, and only a slight increase in the number of shares (47) due to the recapitalization of the Company for the year ended March 31, 2002. There were no issuances during the nine months ended December 31, 2003.

Additional Paid-in Capital

During the nine months ended December 31, 2003, the Company negotiated and settled with a number of vendors which resulted in a reduction of accounts payable and a conversion to equity totaling $374,616.

NOTE 9-	PATENTS

As of January 23, 2003, the Company has filed a total of six patent applications which were pending with the U.S. Patent and Trademark Office (PTO) in the area of “Smart Antenna” technology. As of January 23, 2003, the Company has been granted approval of five patents and one patent application is still pending approval. The five approved patents are as follows:

1.	“Smart Antenna with Adaptive Convergence Parameter” with PTO Patent Number 6,369,757, issued April 9, 2002;

2.	“A Smart Antenna With No Phase Calibration for CDMA Reverse Link” with PTO Patent Number 6,434,375 issued August 13, 2002;

3.	“PN Code Acquisition with Adaptive Antenna Array and Adaptive Threshold for DS-CDMA Wireless Communication” with PTO Patent Number 6,404,803, issued June 11, 2002;

4.	“New Cellular Architecture for Code Division Multiple Access SMOA Antenna Array Systems” with PTO Patent Number 6,459,895, issued October 1, 2002; and

5.	“Direction of Arrival Angel Tracking Algorithm for Smart Antennas” with PTO Patent Number 6,483,459, issued date November 19, 2002.

“Improvement of PN Code Chip Time Tracking with Smart Antenna”, a patent application filed on February 6, 2002 with Docket #3228-007-64 and serial number 10/066,762 is pending – awaiting first Office Action from Patent Office.

In addition, the Company also has two other patent applications pending which are referred to as “Wireless Communication System and Method of Providing Wireless Communication Service”

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 9-	PATENTS (CONTINUED)

with specific descriptions to include “Device and Method for Changing the Orientation and Configuration of a Display of an Electronic Device” and “Electronic Device Having Multiple Service Functionality”. Both of these pending patent applications relate to the business of the Company before the merger with NeoReach. The Company does not intend to pursue business related to these patents and intends to assign the patents to the inventor and former president of Mobilepro.

NOTE 10-	GOING CONCERN

As shown in the accompanying consolidated financial statements the Company has sustained net operating losses for the years ended March 31, 2003 and 2002 and for the nine months ended December 31, 2003 and 2002. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

Management has received a commitment from Cornell Capital Partners, L.P. to provide the Company with up to $10 million in financing under certain conditions and has received funding in the past fiscal year from Cornell Capital Partners, L.P. In addition, the Company in its fourth fiscal quarter has completed an acquisition of a national internet service provider that will bring revenues and expects to bring cash flow into the Company from operations. It will enable the Company to emerge from the development stage. The Company is also exploring other transactions that will fit its business model and assist the Company in meeting the demands of the research and development segment of the business.

NOTE 11-	COMMITMENTS

In April 2002, NeoReach, Inc. established a technology alliance with Prime Circuits, Inc. Prime Circuits is a privately-held semiconductor developer based in Greenbelt, MD that specializes in ultra small, ultra low power analog, digital and hybrid chipsets. Prime Circuits’ technology is currently in use in a number of NASA applications at Goddard Space Flight Center.

As part of the alliance, NeoReach will gain access to technical knowledge, personnel and low power semiconductor technology that NeoReach believes will greatly expand its digital modem suite. This solution targets the consumer handsets and network transmission base stations to support 3G communications.

On May 10, 2002 the Company announced that Arne Dunhem was appointed the Chairman, President and CEO of Mobilepro Corp. Mr. Dunhem has over 28 years of experience in the growth of high technology companies, especially in the telecommunications field. The Company announced that Mr. Dunhem left the employ of the Company in December 2003.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 11-	COMMITMENTS (CONTINUED)

On November 8, 2002, the Company entered into a sublease agreement with Amisys, L.L.C. The term of the lease was effective December 1, 2002 and terminates December 31, 2006. A security deposit of $9,518 was required at execution of the lease and has been made.

The Company has executed a Memorandum of Understanding (MOU) under which it intends to acquire GBH Telecom, LLC (GBH) in a tax-free stock swap transaction. The Company had anticipated to close the transaction in its second fiscal quarter.

Upon further due diligence by management, it was determined that this transaction was not in the best interest of the Company and negotiations were terminated.

The Company entered into a memorandum of understanding with Constellation Networks Corporation, a telecommunications transmission and distribution company headquartered in Michigan. The Company was to acquire Constellation in a transaction including both stock and cash in September 2003, however, subject to further due diligence the Company terminated the MOU. In January 2004, the Company announced that it was no longer pursuing the Constellation transaction.

In December 2003, the Company hired Mr. Jay Wright as the Company’s President and Chief Financial Officer. Mr. Wright is entitled to 3,000,000 shares of the Company’s common stock under his arrangement with the Company.

NOTE 12-	IMPAIRMENT OF GOODWILL

As part of the Company’s acquisition of its subsidiary NeoReach, Inc., the Company recognized $7,190,374 in goodwill which represented the excess of the fair value of the stock paid for the net assets received in accordance with FASB No. 142. Management has considered this goodwill to be completely impaired and is reflected in the consolidated statements of operations for the nine months ended December 31, 2002 as such.

NOTE 13-	LITIGATION/ LEGAL PROCEEDINGS

As of December 31, 2003, the Company was not party to any material legal proceedings. Previously, the Company was party to four legal proceedings with prior employees. Mr. Tatcha Chulajata, a former employee of Mobilepro filed a formal complaint against the Company on October 29, 2002 with the State of Maryland, Department of Labor, Licensing and Regulation for a claim for unpaid wages. The employee claims a total of $49,866.67 for unpaid wages from August 2001 through October 2002. Mr. Chulajata was employed by NeoReach, Inc. on July 15, 2000 as Senior Engineer and he resigned in October 2002. Due to financial difficulties encountered by the Company in 2001 and 2002, Mr. Chulajata received a reduced salary. The Company settled these claims and obtained full releases on October 2, 2003 dismissing the complaints. The Company was able to settle this claim and there remains $5,000 outstanding to this individual as of December 31, 2003, which has been paid in January 2004.

Mobilepro and NeoReach, Inc. were on December 31, 2002 served with three complaints in the United States District Court for the District of Maryland in three separate actions seeking relief for failure to pay wages and breach of contract. The three plaintiffs are in the three separate actions seeking relief of approximately $59,334.67, $65,383.34 and $60,750.00, respectively. The three plaintiffs are former employees and all were employed as Senior or Principal Engineers since September 2001, June 2000 and August 2001, respectively. Due to financial difficulties encountered by Mobilepro in 2001 and 2002, the three individuals received reduced salaries.

Mobilepro has negotiated settlements with the three former employees with respect to the claims. The Company settled these claims and obtained full releases in October 2003, dismissing the complaints. The Company has been paying down amounts in compliance with the settlement agreement and as of December 31, 2003, there remains $29,302 outstanding on the settled amounts, which have been paid in January 2004. Any amounts that the Company was able to settle representing savings to the Company have been included in additional paid in capital as an equity contribution.

Mr. Scott R. Smith, a former executive of NeoReach, Inc. filed a formal complaint against the Company on January 10, 2003 with the State of Illinois, Department of Labor for a claim for unpaid wages. The former executive claimed a total of $97,335 for unpaid wages from February 2002 through August 2002. The complaint was subsequently dismissed by the State of Illinois, Department of Labor in April 2003. Mr. Smith was employed by NeoReach, Inc. on February 19, 2002 as Executive Vice President and his employment agreement expired on August 18, 2002. Due to financial difficulties encountered by Mobilepro in 2002, Mr. Smith’s salary was deferred as part of an agreement between Mr. Smith and Mobilepro. A settlement agreement was mutually signed and executed on August 30, 2002. Due to the Company’s inability to pay full amounts per the settlement agreement, negotiations had been ongoing for an adjusted payment plan. The Company settled this claim and obtained a full release in October 2003, dismissing the complaint. The Company has recorded the full liability on its books at December 31, 2003, and this will remain until the shares of common stock agreed to are issued, no later than June 1, 2004.

Virginia University of Technology, Sponsored Programs, claims from the Company $87,243 for unpaid research and development work performed by the University for NeoReach during the years 2001 and 2000. The Company is currently negotiating a settlement with the University with respect to the claim. This amount is currently reflected in accounts payable for the Company at December 31, 2003.

ZDG Investments, Ltd. claims from the Company as a result of the February 19, 2002 Stock Purchase Agreement between Mr. Daniel Lozinsky and ZDG Investments, Ltd. a total of $37,500. The Company intends to negotiate a settlement with ZDG Investments, Ltd. with respect to this claim. This amount is currently accounted for in the notes payable outstanding at December 31, 2003.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 14-	SUBSEQUENT EVENTS

In January 2004, the Company acquired a national internet service provider in Texas. This company offers complete broadband and dialup internet access for individuals and businesses with a full range of connections including DSL, Dialup, T1 and T3 as well as hosting and collection services. They provide internet service in over 30 states and concentrates on offering technical muscle and know-how with strong customer support and infrastructure.

As part of the last funding by Cornell Capital Partners, LP, through January 23, 2004, $300,000 has been converted to shares of common stock subsequent to December 31, 2003.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED MARCH 31, 2003 AND 2002

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants	F-28
Balance Sheets as of March 31, 2003 and 2002	F-29
Statements of Operations for the years ended March 31, 2003 and 2002 with Cumulative Totals Since Inception	F-31
Statements of Changes in Stockholders’ Equity (Deficit) for the Periods April 1, 2000 to March 31, 2003 including the former Company Craftclick.com and the reverse acquisition that Occurred as of June 1, 2001
F-32
Statements of Cash Flows for the years ended March 31, 2003 and 2002 with Cumulative Totals Since Inception	F-35
Notes to Consolidated Financial Statements	F-37

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Mobilepro Corp and Subsidiary
Rockville, Maryland

We have audited the accompanying consolidated balance sheets of Mobilepro Corp and Subsidiary (formerly Craftclick.Com, Inc.) (A Development Stage Company) (the “Company”) as of March 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, with cumulative totals since the Company’s inception, for the statements of operations, changes in stockholders’ equity (deficit) and cash flows. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements for the years ended March 31, 2003 and 2002 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s operating and financing plans in regard to these matters are also discussed in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobilepro Corp and Subsidiary (A Development Stage Company) as of March 31, 2003 and 2002 and the results of its operations, changes in stockholders’ equity (deficit) and their cash flows for the years then ended and the cumulative totals since the Company’s inception in conformity with accounting principles generally accepted in the United States of America.

Bagell, Josephs & Company, L.L.C.
Bagell, Josephs & Company, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
July 10, 2003

Member of:	American Institute of Certified Public Accountants
New Jersey Society of Certified Public Accountants
Pennsylvania Institute of Certified Public Accountants
New York State Society of Certified Public Accountants

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2003 AND 2002

ASSETS

	2003	2002
CURRENT ASSETS
Cash	$6,715	$154
Other current assets	9,518	—

Total current assets	16,233	154
Fixed Assets, Net	36,469	—

TOTAL ASSETS	$52,702	$154

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (CONTINUED)
MARCH 31, 2003 AND 2002

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	2003	2002
CURRENT LIABILITIES
Current portion of officer advances	$30,000	$44,262
Current portion of note payable – Maryland Department of Revenue and Economic Development	4,500	—
Notes payable – sellers	75,000	75,000
Notes payable – other	100,000	—
Convertible debentures	215,000	—
Equity line of credit	160,000	—
Accounts payable and accrued expenses	1,234,880	187,663

Total Current Liabilities	1,819,380	306,925

LONG-TERM LIABILITIES
Officer advances – net of current portion	247,617	—
Note payable – Maryland Department of Business and Economic Development — net of current portion	95,500	—

Total Long-Term Liabilities	343,117	—

TOTAL LIABILITIES	2,162,497	306,925

STOCKHOLDERS’ DEFICIT
Preferred stock, $.001 par value, authorized 5,035,425 shares, and 35,425 shares issued and outstanding	35	35
Common stock, $.001 par value, authorized 600,000,000 and 50,000,000 shares, and 30,175,122 and 4,175,492 shares issued and outstanding	30,175	4,176
Additional paid-in capital	11,538,979	3,596,613
Deficit accumulated during development stage	(13,678,984)	(3,907,595)

Total Stockholders’ Deficit	(2,109,795)	(306,771)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$52,702	$154

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
(WITH CUMULATIVE TOTALS SINCE INCEPTION)

			Cumulative
			Totals Since
	2003	2002	Inception
REVENUES	$—	$—	$—
COST OF SALES	—	—	—

GROSS PROFIT	—	—	—
OPERATING EXPENSES
Professional fees and compensation expenses	2,250,229	2,627,800	4,878,029
Advertising and marketing expenses	26,034	—	26,034
Research and development	8,495	—	8,495
General and administrative expenses	80,426	519,318	1,608,938
Office rent and expenses	86,068	—	86,068
Travel and meals expenses	12,562	—	12,562
Depreciation	15,352	—	15,352

Total Operating Expenses	2,479,166	3,147,118	6,635,478

LOSS BEFORE OTHER INCOME (EXPENSES)	(2,479,166)	(3,147,118)	(6,635,478)
OTHER INCOME (EXPENSES)
Interest income	—	56	56
Forgiveness of debt	—	276,738	276,738
Other expense	—	(27,608)	(27,608)
Interest expense	(48,698)	(469)	(49,167)
Impairment of goodwill	(7,190,374)	—	(7,190,374)
Amortization of discount of stock conversion	(53,151)	—	(53,151)

Total Other Income (Expenses)	(7,292,223)	248,717	(7,043,506)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(9,771,389)	(2,898,401)	(13,678,984)
Provision for income taxes	—	—	—

NET LOSS APPLICABLE TO COMMON SHARES	$(9,771,389)	$(2,898,401)	$(13,678,984)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.45)	$(0.45)	$(0.63)

WEIGHTED AVERAGE SHARES OUTSTANDING	21,802,658	6,462,746	21,802,658

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS IN CHANGES OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIODS APRIL 1, 2000 TO MARCH 31, 2003
THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE ACQUISITION
THAT OCCURRED AS OF JUNE 1, 2001

	Common Stock		Preferred Stock
CRAFTCLICK.COM, INC. ACTIVITY:	Shares	Amount	Shares	Amount
BALANCE – MARCH 31, 2000	16,931,444	16,931	101,000	101
Issued preferred shares under PPM April-June, 2000	38,000	38	379,962	—
Issued common and preferred shares for debt, December 31, 2000	25,000,000	25,000	1,000	1
Issued common shares for assets/acquired companies	430,000	430	—	—
Options granted for Note Receivable	1,903,574	1,904	—	—
Issued stock for investment	500,000	500	—	—
Issued stock for services	4,040,000	4,040	—	—
Net loss for year ended March 31, 2001	—	—	—	—

BALANCE – MARCH 31, 2001	48,805,018	48,805	140,000	140
Stock issued in conversion of preferred stock into common stock	6,877,678	6,878	(104,622)	(105)
Consolidation of shares due to corporate change in domicile	(55,125,493)	(55,125)	—	—
Issuance of common stock as part of Craftclick acquisition of Mobilepro	8,750,000	8,750	—	—
Net loss Craftclick for April 1, 2001 to May 31, 2001	—	—	—	—

	Additional		Net
	Paid-In	Accumulated	Stockholders'
CRAFTCLICK.COM, INC. ACTIVITY:	Capital	Deficit	Deficit
BALANCE – MARCH 31, 2000	5,354,232	(2,848,780)	2,522,484
Issued preferred shares under PPM April-June, 2000	380,000
Issued common and preferred shares for debt, December 31, 2000	84,999	—	110,000
Issued common shares for assets/acquired companies	322,070	—	322,500
Options granted for Note Receivable	473,096	—	475,000
Issued stock for investment	499,500	—	500,000
Issued stock for services	1,280,883	—	1,284,923
Net loss for year ended March 31, 2001	—	(5,630,700)	(5,630,700)

BALANCE – MARCH 31, 2001	8,394,742	(8,479,480)	(35,793)
Stock issued in conversion of preferred stock into common stock	(6,773)	—	—
Consolidation of shares due to corporate change in domicile	55,125	—	—
Issuance of common stock as part of Craftclick acquisition of Mobilepro	(8,750)	—	—
Net loss Craftclick for April 1, 2001 to May 31, 2001	—	(377)	(377)

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS IN CHANGES OF STOCKHOLDERS’
EQUITY (DEFICIT) (CONTINUED)
FOR THE PERIODS APRIL 1, 2000 TO MARCH 31, 2003
THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE ACQUISITION THAT
OCCURRED AS OF JUNE 1, 2001

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount
MOBILEPRO CORP ACTIVITY:
Recapitalization due to merger — Craftclick	—	—	—	—
Recapitalization due to merger — Mobilepro	—	—	47	—
Issuance of shares to cover convertible debt	3,000,000	3,000	—	—
Issuance of common stock for services and salaries	2,600,000	2,600	—	—
Issuance of common stock for services	1,500,000	1,500	—	—
Issuance of common stock for warrants	330,000	330	—	—
Issuance of common stock for services	25,000	25	—	—
Reverse stock split	(16,677,711)	(16,678)	—	—
Issuance of common stock for services	3,000,000	3,000	—	—
Issuance of common stock for services	106,000	106	—	—
Conversion of debt for issuance of common shares	25,000	25	—	—
Issuance of common stock for services	960,000	960	—	—
Net loss for the year	—	—	—	—

BALANCE MARCH 31, 2002	4,175,492	$4,176	35,425	$35

	Additional		Net
	Paid-in	Accumulated	Stockholders'
	Capital	Deficit	Deficit
MOBILEPRO CORP ACTIVITY:
Recapitalization due to merger — Craftclick	(8,479,857)	8,479,857	—
Recapitalization due to merger — Mobilepro	1,009,194	(1,009,194)	—
Issuance of shares to cover convertible debt	477,000	—	480,000
Issuance of common stock for services and salaries	413,400	—	416,000
Issuance of common stock for services	246,000	—	247,500
Issuance of common stock for warrants	577,170	—	577,500
Issuance of common stock for services	1,225	—	1,250
Reverse stock split	16,678	—	—
Issuance of common stock for services	237,000	—	240,000
Issuance of common stock for services	111,194	—	111,300
Conversion of debt for issuance of common shares	26,225	—	26,250
Issuance of common stock for services	527,040	—	528,000
Net loss for the year	—	(2,898,401)	(2,898,401)

BALANCE MARCH 31, 2002	$3,596,613	$(3,907,595)	$(306,771)

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS IN CHANGES IN STOCKHOLDERS’
EQUITY (DEFICIT) (CONTINUED)
FOR THE PERIODS APRIL 1, 2000 TO MARCH 31, 2003
THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE
ACQUISITION THAT OCCURRED AS OF JUNE 1, 2001

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount
BALANCE – MARCH 31, 2002	4,175,492	$4,176	35,425	$35
Shares issued in merger with NeoReach acquisition	12,352,129	12,352	—	—
Shares issued for consulting	690,000	690	—	—
Shares issued for equity line conversion	784,314	784	—	—
Shares issued for cash	160,000	160	—	—
Shares issued for consulting	145,000	145	—	—
Shares issued for consulting	500,000	500	—	—
Shares issued for cash	100,000	100	—	—
Shares issued for cash	150,000	150	—	—
Shares issued for consulting	209,853	210	—	—
Shares issued for salary	150,000	150	—	—
Shares issued for services	100,000	100	—	—
Shares issued in escrow agreement	10,000,000	10,000	—	—
Shares issued for services	658,334	658	—	—
Shares exchanged from escrow to pay debt	—	—	—	—
Net loss for the year ended March 31, 2003	—	—	—	—

BALANCE MARCH 31, 2003	30,175,122	$30,175	35,425	$35

	Additional		Net
	Paid-in	Accumulated	Stockholders'
	Capital	Deficit	Deficit
BALANCE – MARCH 31, 2002	$3,596,613	$(3,907,595)	$(306,771)
Shares issued in merger with NeoReach acquisition	6,534,276	—	6,546,628
Shares issued for consulting	316,710	—	317,400
Shares issued for equity line conversion	516,863	—	517,647
Shares issued for cash	38,840	—	39,000
Shares issued for consulting	65,105	—	65,250
Shares issued for consulting	219,500	—	220,000
Shares issued for cash	24,900	—	25,000
Shares issued for cash	14,850	—	15,000
Shares issued for consulting	62,746	—	62,956
Shares issued for salary	14,850	—	15,000
Shares issued for services	24,900	—	25,000
Shares issued in escrow agreement	(10,000)	—	—
Shares issued for services	25,675	—	26,333
Shares exchanged from escrow to pay debt	93,151	—	93,151
Net loss for the year ended March 31, 2003	—	(9,771,389)	(9,771,389)

BALANCE MARCH 31, 2003	$11,538,979	$(13,678,984)	$(2,109,795)

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2003 AND 2002
(WITH CUMULATIVE TOTALS SINCE INCEPTION)

			Cumulative
			Totals Since
	2003	2002	Inception
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,771,389)	$(2,898,401)	$(13,678,984)

Adjustments to reconcile net loss to net cash (used in) operating activities:
Forgiveness of debt	—	(276,738)	(276,738)
Depreciation	15,352	—	15,352
Impairment of goodwill	7,190,374	—	7,190,374
Amortization of interest on conversion of debt	53,151	—	53,151
Issued common stock for services, compensation and conversion of debt	1,249,586	2,627,800	4,471,245
Changes in Assets and Liabilities
Decrease in other current assets	13,194	—	13,194
Increase in accounts payable and accrued expenses	428,938	158,434	952,674

Total adjustments	8,950,595	2,509,496	12,419,252

Net cash used in operating activities	(820,794)	(388,905)	(1,259,732)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from common stock issuances	79,000	—	79,100
Net proceeds from convertible debentures and equity line of credit	415,000	—	415,000
Proceeds from borrowings, net	—	344,730	394,730
Change in officer advances net	233,355	44,262	277,617
Net proceeds from issuance of notes payable	100,000	—	100,000

Net cash provided by financing activities	827,355	388,992	1,266,447

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEAR ENDED MARCH 31, 2002 AND PERIOD
JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001
(WITH CUMULATIVE TOTALS SINCE INCEPTION)

			Cumulative
			Totals Since
	2003	2002	Inception
NET INCREASE IN CASH	6,561	87	6,715
CASH BALANCE – BEGINNING OF PERIOD	154	67	—

CASH BALANCE – END OF PERIOD	$6,715	$154	$6,715

SUPPLEMENTAL DISCLOSURE OF NON CASH ACTIVITIES:
Issuance of common stock for:
Services, compensation and conversion of debt	$1,249,586	$2,627,800	$4,471,245

Impairment of goodwill	$7,190,374	$—	$7,190,374

Amortization of interest on conversion of debt	$53,151	$—	$53,151

Conversion of equity line of credit to stock	$40,000	$—	$40,000

Acquisition of NeoReach, Inc.
Fixed assets	$51,821	$—	$51,821
Other current assets	22,712	—	22,712
Note payable — Maryland Department of Business and Economic Development	(100,000)	—	(100,000)
Accounts payable	(618,279)	—	(618,279)
Goodwill	7,190,374	—	7,190,374

Fair value of common stock and additional paid-in capital issued for NeoReach, Inc.	$6,546,628	$—	$6,546,628

The accompanying notes are an integral part of these
consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002

NOTE 1- ORGANIZATION

Mobilepro Corp formerly Craftclick.com, Inc. was incorporated under the laws of the State of California in January 1999, as BuyIt.com, Inc. (“BuyIt”). From inception through March 31, 1999, the Company engaged in preliminary activities related to the set up of an Internet auction business. On April 16, 1999, the Company entered into an Agreement and Plan of Reorganization (“Plan”) with Tecon, Inc. (“Tecon”), a Utah Corporation, wherein all of the outstanding shares and subscriptions of BuyIt were exchanged for 8,500,000 shares (for the outstanding shares of common stock of Tecon) and 245,997 shares (for the outstanding subscriptions) of common stock of Tecon. At the conclusion of all the transactions contemplated in the Plan, BuyIt shareholders and subscribers owned 8,745,997 shares of total outstanding shares of 12,179,249, or 71.9%, The survivor in the aforementioned combination was Tecon. However, the name of the surviving company was changed to BuyIt.com, Inc., simultaneously with the Plan. The combination of these two entities had been accounted for as a purchase. The Company changed its name to Craftclick.com, Inc., on January 4, 2000, as a result of changing its business strategy and focus-which was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. However, the Company disposed of substantially all assets in February of 2001 when secured creditors foreclosed on loans to the Company.

In April 2001, Craftclick.com, Inc. reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was reverse split on the basis of 1 new share for every 100 shares outstanding.

On June 6, 2001, Craftclick.com, Inc. merged with Mobilepro Corp a Delaware corporation as of June 1, 2001. Under the merger agreement, Mobilepro Corp merged into Craftclick.com, Inc. with Craftclick being the surviving corporation and the Certificate of Incorporation and By Laws of Craftclick being the constituent documents of the surviving corporation.

In July 2001, the Company changed its name to Mobilepro Corp.

On March 21, 2002 Mobilepro entered into an Agreement and Plan of Merger with NeoReach, Inc. , a private Delaware company, pursuant to which a newly-formed wholly-owned subsidiary of Mobilepro merged into NeoReach in a tax-free transaction. NeoReach is a development stage company designing state of the art modem solutions to support third generation (3G) wireless communication systems. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. On April 23, 2002, the company issued 12,352,129 shares of its common stock in a one-for-one tax-free stock exchange to the holders of NeoReach’s common stock pursuant to the Agreement. This was a cash-less transaction and there were no payments or finder’s fees involved. The Board of Directors determined the consideration to be a fair compensation to the NeoReach shareholders. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of the stock at that time.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 1- ORGANIZATION (CONTINUED)

On March 12, 2003, the Company amended its Articles of Incorporation, and pursuant to a board resolution, increased the authorized level of common stock from 50,000,000 to 600,000,000. In addition, the Company increased the shares authorized under its 2001 Equity performance Plan from 1,000,000 to 6,000,000.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Company

Mobilepro Corp and its subsidiary are development stage companies. The Company since April 23, 2002 devotes substantially all of its efforts to researching and developing technology for the third generation wireless waves. Before the acquisition of NeoReach, Inc., Mobilepro Corp focused on the integration and marketing of complete mobile information solutions to the business market through strategic partnership with established firms already delivering information technology consulting, wireless service and vertical market application products and services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company was a development stage company and had no revenues during the period reported. For the period going forward, the Management has adopted a new revenue policy as defined below.

The Company will recognize revenue both from sales of products and from service contracts. Revenue from product sales that contain embedded software will be recognized in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 97-2, “Software Revenue Recognition.”

Revenue from product sales will be recognized based on the type of sale transactions as follows:

Shipments to Credit-Worthy Customers with No Portion of the Collection Dependent on Any Future Event: Revenues will be recorded at the time of shipment.

Shipments to a Customer without Established Credit: These transactions are primarily shipments to customers who are in the process of obtaining financing and to whom the Company has granted extended payment terms. Revenues will be deferred (not recognized) and no receivable will be recorded until a significant portion of the sales price is received in cash.

Shipments where a portion of the Revenue is Dependent Upon Some Future Event: These consist primarily of transactions involving value-added resellers (“VAR”) to an end user. Under these agreements, revenues will be deferred and no receivable will be recorded until a significant portion of the sales price is received in cash. On certain transactions, a portion of the payment is contingent upon installation or customer acceptance.

Upon non-acceptance, the Customer may have a right to return the product. The Company will not recognize revenue on these transactions until these contingencies have lapsed.

Certain of the Company’s product sales are sold with maintenance/service contracts. The Company will allocate revenues to such maintenance/service contracts based on vendor-specific objective evidence of fair value as determined by the Company’s renewal rates. Revenue from maintenance/service contracts will be deferred and recognized ratably over the period covered by the contract.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of March 31, 2003 is $0 due to the valuation allowance established as described in Note 15.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Advertising Costs

The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $26,034 and $-0- for the years ended March 31, 2003 and 2002, respectively.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

There was $15,352 and $-0- charged to operations for depreciation expense for the years ended March 31, 2003 and 2002, respectively. The Company acquired $51,821 of net fixed assets from NeoReach, Inc. in its acquisition of its subsidiary.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain amounts in the March 31, 2002 financial statements were reclassified to conform to the March 31, 2003 presentation.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	March 31,	March 31,
	2003	2002
Net loss	$(9,771,389)	$(2,898,401)
Weighted-average common shares
Outstanding (Basic)	21,802,658	6,462,746
Weighted-average common stock Equivalents
Stock options	—	—
Warrants	—	—
Weighted-average common shares
Outstanding (Diluted)	21,802,658	6,462,746

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2003 and 2002 because inclusion would have been antidilutive.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133”. SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on the consolidated financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements.” SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the consolidated results of operations, financial position and cash flows.

On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 “Recording Revenue as a Principal versus Net as an Agent” which addresses the issue of how and when revenues should be recognized on a Gross of Net method as the title implies. The emerging Issues Task Force has not reach a consensus but sites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the consolidated financial statements.

On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 “Accounting for Certain Sales Incentives” which established accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant’s fiscal year end December 15, 1999. EITF 00-14 does not affect the consolidated financial statements.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2001, the FASB issued Statement No. 142 “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. This statement was utilized in preparing the consolidated financial statements for March 31, 2003.

NOTE 3- NOTE PAYABLE – MARYLAND DEPARTMENT OF BUSINESS & ECONOMIC DEVELOPMENT

The Company entered into an agreement with the Maryland Department of Business and Economic Development (“DBED”) in the amount of $100,000, which represents DBED’s investment in the Challenge Investment Program (“CIP Agreement”) dated March 29, 2001. The term of the CIP Agreement extends through June 30, 2011. Beginning April 30, 2002 and continuing annually thereafter until April 30, 2011, the Company shall make a payment (the “Equity Financing Payment”) which shall be equal to 1% of the Company’s Aggregate Equity Financing Amount for the year immediately preceding the April 30th payment date greater than $500,000, not to exceed $300,000. The Aggregate Equity Financing Amount shall mean the total amount of capital raised by the Company through the sale, transfer, or exchange of its stock, options, warrants or any security convertible into its stock, options, or warrants during the calendar year immediately preceding the April 30th payment date. There have been no payments made on this note. The outstanding balance at March 31, 2003 is $100,000.

Current portion	$4,500
Long-term portion	95,500

$100,000

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 4- CONVERTIBLE DEBENTURES

The Company on May 31, 2002, entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent (4%) per year and are convertible at the holders option. Holders of the debentures have certain registration rights with respect to the resale of common stock received upon conversion of the debentures. The term of the debentures are five years. As of March 31, 2003 there were $215,000 outstanding. Interest accrued approximated $8,333 at March 31, 2003.

NOTE 5- EQUITY LINE OF CREDIT

On May 31, 2002, the Company entered into an equity line of credit arrangement with Cornell Capital Partners, L.P. that was terminated on October 16, 2002 and re-entered on the same day October 16, 2002. This agreement was in turn terminated on February 6, 2003 and re-entered the same day February 6, 2003. The equity line provides generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company’s discretion. Cornell Capital will purchase the shares at a 9% discount to the prevailing market price of the common stock.

There are certain conditions applicable to the Company’s ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company’s adherence with certain covenants. The registration statement became effective approximately May 9, 2003.

In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of the Company, the Company will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 9.9% of the Company’s common stock and therefore would be unable to draw down on the Equity Line of Credit unless Cornell Capital’s beneficial ownership is below 10%. If the Company is unable to draw down on the Equity Line of Credit, are unable to obtain additional external funding or generate revenue from the sale of its products, the Company could be forced to curtail or cease operations.

The Company drew $200,000 on the Equity Line on February 26, 2003. This note was payable in eighty-two (82) calendar days. The Company agreed to escrow ten (10) requests for advances under the Agreement in amount not less than $20,000. At March 31, 2003 there was $160,000 outstanding on the note. If the note is not paid in full when due then interest would accrue at 24% per annum. The Company, as part of the Equity Line of Credit, advanced 10,000,000 shares of its common stock to the escrow agent Butler Gonzalez, LLP.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 5- EQUITY LINE OF CREDIT

The Company on May 9, 2003, entered into a second Equity Line of Credit, for $200,000 with Cornell Capital Partners, L.P. with the same terms as the February 26, 2003 Equity Line of Credit.

NOTE 6- LONG-TERM DEBT – SELLERS

In February, 2002, as part of the Company’s President’s private purchase of stock, the Company entered into two (2) promissory notes of $37,500 each ($75,000 total) with the seller and a related entity to the seller. These notes were due September 1, 2002 at an annual rate of interest on the notes of 5%. Since the Company failed to pay the notes on the due date, interest will be charged at 15%. There were no payments made and this note is in default. Interest expense for March 31, 2003 and 2002 were $9,927 and $469, respectively.

NOTE 7- OFFICERS ADVANCES/ CONVERTIBLE DEBENTURES – OFFICERS

The amounts represent advances to and from officers of the Company. These advances through March 31, 2003 were interest-free and anticipated to be repaid in the next year. The advances were necessary to cover working capital deficiencies. The balances at March 31, 2003 and 2002 were $277,617 and $44,262, respectively.

Pursuant to these advances, on May 16, 2003, the Company entered into two (2) separate 4% convertible debentures with two officers who advanced the Company the $277,617. The debentures are due May 15, 2005. The terms of the convertible debentures are that the Company will accrue interest at 4% per annum retroactive to the date of the advances, and that accrued interest plus the principal advanced shall be either (a) paid to the holder on the second year anniversary (May 15, 2005) or (b) converted from time to time until payment in full in accordance with the conversion terms as stipulated in the debenture, except for $30,000 of which is due and payable on or before September 1, 2003.

NOTE 8- STOCKHOLDERS DEFICIT

The beginning balances reflected as of March 31, 2000 through June 1, 2001 are those of the former company (registrant) Craftclick.com, Inc. On June 6, 2001 Craftclick.com, Inc. and Mobilepro Corp merged under a reverse merger as of June 1, 2001. Upon that merger the stockholders’ equity of Mobilepro Corp (a former private company) under a recapitalization, became that equity of the public entity. Upon the recapitalization, 8,750,000 shares were issued to the former Craftclick.com, Inc.’s stockholders.

Additionally, from June 1, 2001 to March 31, 2002, the Company issued 8,216,000 shares for services valued at fair market value. There were 3,025,000 shares issued for conversion of debt. Finally, 330,000 shares were issued because of a special warrant.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 8- STOCKHOLDERS DEFICIT (CONTINUED)

On March 12, 2003, the Company amended its Articles of Incorporation, and pursuant to a board resolution, increased the authorized level of common stock from 50,000,000 to 600,000,000. In addition, the Company increased the shares authorized under its 2001 Equity performance Plan from 1,000,000 to 6,000,000.

The following details the stock transactions after the recapitalization through March 31, 2002.

Common Stock

On June 1, 2001, the Company issued 3,000,000 shares in a conversion of debt. The issuance of shares were valued at $480,000 (16 cents per share), the fair value of the Company’s stock at that time.

On June 1, 2001, the Company issued 2,600,000 shares for services and compensation at a value of $416,000 (16 cents per share), the fair value of the Company’s stock at that time.

On August 1, 2001, the Company issued 330,000 shares that were the result of the exercising of warrants. The value of $577,500 ($1.75 per share) was the fair value of the Company’s stock at that time.

On September 6, 2001, the Company issued 1,500,000 shares for services at a value of $247,500 (16.5 cents per share), the fair value of the Company’s stock at that time.

On October 26, 2001, the Company issued 25,000 shares for services at a value of $1,250 (5 cents per share), the fair value of the Company’s stock at that time.

On November 19, 2001, the Company had a 1 for 200 reverse stock split which effectively reduced their issued and outstanding shares 16,677,711. Additionally, on that date the Company issued 3,000,000 shares for services in conjunction with an Investors Rights Agreement at a value of $240,000 (8 cents per share), the fair value of the Company’s stock at that time.

On February 15, 2002, the Company issued 106,000 shares for services at a value of $111,300 ($1.05 per share), the fair value of the Company’s stock at that time.

On February 19, 2002, the Company issued 25,000 shares in conversion of a note payable at a value of $26,250 ($1.05 per share), the fair value of the Company’s stock at that time.

On March 18, 2002, the Company issued 960,000 shares for services. These shares were issued at 55 cents per share ($528,000) based on a Board Resolution on March 6, 2002.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 8- STOCKHOLDERS DEFICIT (CONTINUED)

The following details the stock transactions for the period April 1, 2002 through March 31, 2003.

Common Stock

On April 23, 2002, we issued 12,352,129 shares of our common stock to the holders of NeoReach’s common stock pursuant to an Agreement and Plan of Merger, dated March 31, 2002. A newly formed, wholly-owned subsidiary of Mobilepro merged into NeoReach, in a tax-free one-for-one share exchange transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of our stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On May 31, 2002, the Company issued a total of 690,000 shares of its common stock to the following parties: 450,000 shares to INFe, Inc., 150,000 shares to Thomas Richfield, 60,000 shares to Francine Goodman, and 30,000 shares to Triple Crown Consulting. These shares were issued for consulting services regarding the Mobilepro-NeoReach merger. The issuance of the shares were valued at $317,400, the fair value of our stock at that time. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On June 10, 2002, the Company issued a total of 784,314 shares of the common stock to the following parties: 764,706 to Cornell Capital Partners, LP and 19,708 to Westrock Advisors, Inc. These shares were issued pursuant to an equity line of credit arrangement with Cornell Capital Partners, dated May 31, 2002. The issuance of the shares were valued at $517,647, the fair value of our stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 8- STOCKHOLDERS DEFICIT(CONTINUED)

Common Stock (Continued)

On July 18, 2002, the Company issued a total of 305,000 shares of our common stock to various parties. 160,000 shares of the restricted common stock was issued to Daniel Lozinsky, a director of the Company, in a private sale for an aggregate cash consideration of $39,000 based on a Board Resolution as of July 17, 2002. In addition, the Company also issued 20,000 shares of common stock under the 2001 Equity Performance Plan and 100,000 restricted common stock as compensation to Mark Johnson for various merger and acquisition related services and associated back office services in accordance with a Consulting Agreement dated July 17, 2002. The Company also issued 25,000 shares of restricted common stock as compensation to M. Johnson & Associates, Inc. for certain services in accordance with an Investor Relations Agreement dated July 17, 2002. The issuance of the shares was valued at $65,250, the fair value of the stock at that time. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On July 26, 2002, the Company issued a total of 500,000 shares of its restricted common stock to Capital Research Group, Inc. for certain investor relations consulting services in accordance with a Consulting Group Agreement dated July 25, 2002. The issuance of the shares was valued at $220,000, the fair value of the stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On September 4, 2002, the Company issued a total of 709,853 shares of its common stock to various parties. 100,000 shares were issued to Hee Han Bang, a non-affiliated and accredited/sophisticated investor in a private sale for an aggregate cash consideration of $25,000. These shares were issued at $0.25 per share based on a Board of Resolution fixing the value of the securities on and as of August 9, 2002. 150,000 shares of the common stock were issued to Daniel Lozinsky, a director of the Corporation, in a private sale for an aggregate cash consideration of $15,000. These shares were issued based on a Board Resolution as of August 19, 2002. The Company issued a total of 209,853 shares of its common stock to shares of INFe, Inc. based on a Board Resolution as of August 19, 2002. These shares were issued for consulting services in connection with the Mobilepro-NeoReach merger and a Reverse Merger Engagement

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 8- STOCKHOLDERS DEFICIT(CONTINUED)

Common Stock (Continued)

Agreement dated January 11, 2002 between NeoReach, Inc. and INFe, Inc. The issuance of the shares was valued at $62,956, the fair value of the stock at that time. The Company also granted a total of 250,000 shares of our restricted common stock to Parag Sheth, an executive of the Corporation. Parag Sheth was granted 150,000 shares of the Company’s restricted common stock for forgiving a total of $15,000 in salary corresponding to a price of $0.10 per share and he was also granted 100,000 shares of the Company’s restricted common stock as an inducement for providing services for the Corporation. These shares were issued based on a Board Resolution as of August 20, 2002 and the issuance of the shares was valued at $25,000. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

On March 4, 2003 the Company issued 658,334 shares to Cornell Capital for a fee for filing the SB2 registration statement late. The fair value of the services was $26,333.

On March 5, 2003, the Company issued 10,000,000 shares of its common stock to the escrow agent for use in raising money on the Equity Line of Credit.

On March 17th and 25th the Company exchanged 2,739,726 shares respectively and converted $40,000 of debt in total and recognized $53,151 of amortization of beneficial interest.

Preferred Stock

There was no change in preferred stock during the year ended March 31, 2003, and only a slight increase in the number of shares (47) due to the recapitalization of the Company for the year ended March 31, 2002.

NOTE 9- PATENTS

As of January 23, 2003, the Company has filed a total of six patent applications which were pending with the U.S. Patent and Trademark Office (PTO) in the area of “Smart Antenna” technology. As of January 23, 2003, the Company has been granted approval of five patents and one patent application is still pending approval. The five approved patents are as follows:

1.	“Smart Antenna with Adaptive Convergence Parameter” with PTO Patent Number 6,369,757, issued April 9, 2002;

2.	“A Smart Antenna With No Phase Calibration for CDMA Reverse Link” with PTO Patent Number 6,434,375 issued August 13, 2002;

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 9- PATENTS (CONTINUED)

3.	“PN Code Acquisition with Adaptive Antenna Array and Adaptive Threshold for DS-CDMA Wireless Communication” with PTO Patent Number 6,404,803, issued June 11, 2002;

4.	“New Cellular Architecture for Code Division Multiple Access SMOA Antenna Array Systems” with PTO Patent Number 6,459,895, issued October 1, 2002; and

5.	“Direction of Arrival Angel Tracking Algorithm for Smart Antennas” with PTO Patent Number 6,483,459, issued date November 19, 2002.

“Improvement of PN Code Chip Time Tracking with Smart Antenna”, a patent application filed on February 6, 2002 with Docket #3228-007-64 and serial number 10/066,762 is pending - awaiting first Office Action from Patent Office.

In addition, the Company also has two other patent applications pending which are referred to as “Wireless Communication System and Method of Providing Wireless Communication Service” with specific descriptions to include “Device and Method for Changing the Orientation and Configuration of a Display of an Electronic Device” and “Electronic Device Having Multiple Service Functionality”. Both of these pending patent applications relate to the business of the Company before the merger with NeoReach. The Company does not intend to pursue business related to these patents and intends to assign the patents to the inventor and former president of Mobilepro.

NOTE 10- GOING CONCERN

As shown in the accompanying consolidated financial statements the Company has sustained net operating losses for the years ended March 31, 2003 and 2002. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

Management has received a commitment from Cornell Capital Partners, L.P. to provide the Company with up to $10 million in financing under certain conditions and has received funding in the past fiscal year from Cornell Capital Partners, L.P. With this funding, the Company’s market value decreased tremendously causing its stock price to drop below $0.01.

Even with continued funding by Cornell Capital Partners, L.P., the Company still does not have any operating revenues, therefore this raises substantial doubt as to the Company’s ability to continue as a going concern. Management is searching for a viable operating entity to consider as a merger partner in an effort to produce positive operations and cash flows.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 11- COMMITMENTS

In April 2002, NeoReach, Inc. established a technology alliance with Prime Circuits, Inc. Prime Circuits is a privately-held semiconductor developer based in Greenbelt, MD that specializes in ultra small, ultra low power analog, digital and hybrid chipsets. Prime Circuits’ technology is currently in use in a number of NASA applications at Goddard Space Flight Center.

As part of the alliance, NeoReach will gain access to technical knowledge, personnel and low power semiconductor technology that NeoReach believes will greatly expand its digital modem suite. This solution targets the consumer handsets and network transmission base stations to support 3G communications.

On May 10, 2002 the Company announced that Arne Dunhem was appointed the Chairman, President and CEO of Mobilepro Corp. Mr. Dunhem has over 28 years of experience in the growth of high technology companies, especially in the telecommunications field.

On November 8, 2002, the Company entered into a sublease agreement with Amisys, L.L.C. The term of the lease was effective December 1, 2002 and terminates December 31, 2006. A security deposit of $9,518 was required at execution of the lease and has been made.

Minimum annual rental payments for the next five years are as follows:

March 31,
2004	$105,700
2005	$120,364
2006	$125,188
2007	$130,196
2008	$44,540

NOTE 12- IMPAIRMENT OF GOODWILL

As part of the Company’s acquisition of its subsidiary NeoReach, Inc., the Company recognized $7,190,374 in goodwill which represented the excess of the fair value of the stock paid for the net assets received in accordance with FASB No. 142. Management has considered this goodwill to be completely impaired and is reflected in the consolidated statements of operations for the year ended March 31, 2003 as such.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 13- LITIGATION/ LEGAL PROCEEDINGS

As of March 31, 2003, the Company was party to four legal proceedings. Mr. Tatcha Chulajata, a former employee of Mobilepro filed a formal complaint against the Company on October 29, 2002 with the State of Maryland, Department of Labor, Licensing and Regulation for a claim for unpaid wages. The employee claims a total of $49,866.67 for unpaid wages from August 2001 through October 2002. Mr. Chulajata was employed by NeoReach, Inc. on July 15, 2000 as Senior Engineer and he resigned in October 2002. Due to financial difficulties encountered by the Company in 2001 and 2002, Mr. Chulajata received a reduced salary. The Company is currently negotiating a settlement with the employee with respect to the claim. This amount is included in accrued wages at March 31, 2003.

Mobilepro and NeoReach, Inc. were on December 31, 2002 served with three complaints in the United States District Court for the District of Maryland in three separate actions seeking relief for failure to pay wages and breach of contract. The three plaintiffs are in the three separate actions seeking relief of approximately $59,334.67, $65,383.34 and $60,750.00, respectively. The three plaintiffs are former employees named Mr. Man Hyuk Park, Mr. Sang Humn Lee and Mr. Yang Hoon Jung and all were employed as Senior or Principal Engineer since September 2001, June 2000 and August 2001, respectively. Due to financial difficulties encountered by Mobilepro in 2001 and 2002, the three individuals received reduced salaries. Mobilepro is currently negotiating settlements with the three former employees with respect to the claims. The Company has included these amounts in accrued wages at March 31, 2003.

Mr. Scott R. Smith, a former executive of NeoReach, Inc. filed a formal complaint against the Company on January 10, 2003 with the State of Illinois, Department of Labor for a claim for unpaid wages. The former executive claimed a total of $97,335 for unpaid wages from February 2002 through August 2002. The complaint was subsequently dismissed by the State of Illinois, Department of Labor in April 2003.Mr. Smith was employed by NeoReach, Inc. on February 19, 2002 as Executive Vice President and his employment agreement expired on August 18, 2002. Due to financial difficulties encountered by Mobilepro in 2002, Mr. Smith’s salary was deferred as part of an agreement between Mr. Smith and Mobilepro. A settlement agreement was mutually signed and executed on August 30, 2002. Due to the Company’s inability to pay full amounts per the settlement agreement, negotiations have been ongoing for an adjusted payment plan. As of the date of this report, no revised settlement agreement has been reached. The Company has recorded the full liability on its books at March 31, 2003.

Virginia University of Technology, Sponsored Programs, claims from the Company approximately $80,000 for unpaid research and development work performed by the University for NeoReach during the years 2001 and 2000. The Company is currently negotiating a settlement with the University with respect to the claim. This amount is currently reflected in accounts payable for the Company at March 31, 2003.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 13- LITIGATION/ LEGAL PROCEEDINGS (CONTINUED)

Dungavel, Inc. claims from the Company as a result of the February 19, 2002 Stock Purchase Agreement between Mr. Daniel Lozinsky and Dungavel, Inc. a total of $37,500. The Company intends to negotiate a settlement with Dungavel with respect to this claim. This amount is currently accounted for in the notes payable outstanding at March 31, 2003.

NOTE 14- SUBSEQUENT EVENTS

The Company on May 9, 2003, entered into a second Equity Line of Credit, for $200,000 with Cornell Capital Partners, L.P. with the same terms as the February 26, 2003 Equity Line of Credit.

On May 16, 2003, the Company entered into two (2) separate 4% convertible debentures with two officers who advanced the Company the $277,617. The debentures are due May 15, 2005. The terms of the convertible debentures are that the Company will accrue interest at 4% per annum retroactive to the date of the advances, and that accrued interest plus the principal advanced shall be either (a) paid to the holder on the second year anniversary (May 15, 2005) or (b) converted from time to time until payment in full in accordance with the conversion terms as stipulated in the debenture, except for $30,000 of which is due and payable on or before September 1, 2003.

The Company has executed a Memorandum of Understanding (MOU) under which it intends to acquire GBH Telecom, LLC (GBH) in a tax-free stock swap transaction. The Company anticipates to close the transaction in its second fiscal quarter.

GBH is a development stage company that operates a web-based enterprise web-portal offering prepaid, subscription-based U.S. domestic and International voice and data services.

Under the terms of the MOU, upon completion of the proposed transaction, GBH shareholders are anticipated to secure a majority control position within the Company.

MOBILEPRO CORP AND SUBSIDIARY
(FORMERLY CRAFTCLICK.COM, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2003 AND 2002

NOTE 15- PROVISION FOR INCOME TAXES

The Company did not provide for income taxes in the years ended March 31, 2003 and 2002. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

At March 31, 2003 and 2002, the deferred tax assets consists of the following:

	2003	2002
Deferred taxes due to net operating loss carryforwards	$3,671,000	$1,563,018
Less: Valuation allowance	(3,671,000)	(1,563,018)

Net deferred tax asset	$—	$—

DFW INTERNET SERVICES, INC.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
DFW Internet Services, Inc.
Hurst, Texas

We have audited the accompanying balance sheets of DFW Internet Services, Inc. as of December 31, 2003 and 2002, and the related statements of income, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DFW Internet Services, Inc. as of December 31, 2003 and 2002, and the changes in its operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.
Gibbsboro, New Jersey

February 27, 2004

DWF INTERNET SERVICES, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current Assets:
Cash	$25,510	$10,995
Accounts receivable, net	74,898	56,083

Total current assets	100,408	67,078

Furniture and equipment, net	86,164	1,988
Other Assets
Deposits	2,837	2,837

Total other assets	2,837	2,837

	$189,409	$71,903

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable — bank	$4,750	$4,485
Notes payable — other, current portion	8,300	6,000
Deferred revenue	66,424	42,551
Accounts payable and accrued expenses	80,099	62,049

Total current liabilities	159,573	115,085

Note payable — other, net of current portion	55,021	—

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $1 par value, 1,000 shares authorized; and 1,000 shares issued and outstanding at December 31, 2003 and 2002, respectively	1,000	1,000
Deficit	(26,185)	(44,182)

	(25,185)	(43,182)

	$189,409	$71,903

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUE	$745,594	$816,163

COSTS AND EXPENSES:
Direct costs of revenue	390,791	403,627
Selling, general and administrative	325,713	425,207
Depreciation	6,928	2,500

	723,432	831,334

Income (loss) from operations	22,162	(15,171)

OTHER INCOME (EXPENSE):
Interest income	—	672
Interest expense	(4,165)	(265)

	(4,165)	407

INCOME (LOSS) BEFORE INCOME TAXES	17,997	(14,764)
INCOME TAX (EXPENSE) BENEFIT	—	—

NET INCOME (LOSS)	$17,997	$(14,764)

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	1,000	1,000

NET INCOME (LOSS) PER SHARE	$18.00	$(14.76)

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock
	Shares	Amount	Deficit	Total
Balance, January 1, 2002	1,000	$1,000	$(29,418)	$(28,418)
Net loss for the year	—	—	(14,764)	(14,764)

Balance, December 31, 2002	1,000	1,000	(44,182)	(43,182)
Net income for the year	—	—	17,997	17,997

Balance, December 31, 2003	1,000	$1,000	$(26,185)	$(25,185)

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash Flows from Operating Activities:
Net income (loss)	$17,997	$(14,764)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,928	2,500
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(18,815)	10,319
(Increase) in deposits	—	3,213
(Increase) in deferred revenue	23,873	(9,795)
Increase in accounts payable and accrued expenses	18,050	(4,776)

Total adjustments	30,036	1,461

Net cash provided by (used in) operating activities	48,033	(13,303)

Cash Flows from Investing Activities:
Purchase of property and equipment	(91,104)	5,400

Net cash provided by (used in) investing activities	(91,104)	5,400

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable — bank, net	265	(515)
Proceeds from issuance of notes payable — other, net	57,321	6,000

Net cash provided by financing activities	57,586	5,485

Net Increase (Decrease) in Cash	14,515	(2,418)
Cash, Beginning of Year	10,995	13,413

Cash, End of Year	$25,510	$10,995

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Cash paid during the year for interest	$4,165	$265

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 1- NATURE OF BUSINESS

DFW Internet Services, Inc. (the “Company”) was incorporated in the State of Texas in February 1994.

The Company offers complete broadband and dialup internet access for individuals and businesses with a full range of connections including DSL, Dialup, T1 and T3 as well as hosting and collection services. They provide internet service in over 30 states and concentrates on offering technical support and know-how with strong customer support and infrastructure.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

Cash

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company earns revenue from providing the services as noted herein. The Company bills for the services on the 15th of the month for the following month. Therefore, the current months billing is reflected as deferred revenue.

Cost and expenses are recognized generally as they are incurred under the accrual method of accounting unless specified by an agreement.

Property and Equipment

Property and equipment are stated at cost. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently. Depreciation expense is provided using the straight-line method over the estimated useful lives of the various assets, generally three to five years.

Long-Lived Assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated life of intangible and other long-lived assets, or whether the remaining balance of intangible and other long-lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments, as reflected in the balance sheets, approximate their estimated fair value as of December 31, 2003 and 2002.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Income (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. This standard requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net income (loss) per common share (basic and diluted) is based on the net income (loss) divided by the weighted average number of common shares outstanding during the year.

When the Company incurs a loss from operations their potentially issuable shares of common stock pursuant to outstanding stock purchase options are excluded from the diluted computation as the effect would be anti-dilutive.

Income Taxes

The Company is a Texas corporation and they account for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs incurred for the years ended December 31, 2003 and 2002 were $13,966 and $29,004, respectively.

NOTE 3- PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2003 and 2002 were as follows:

	Estimated Useful
	Lives
	(Years)	2003	2002
Furniture and fixtures	5	$2,416	$1,844
Equipment	5	32,355	32,951
Vehicles	5	77,296	9,350
Leasehold improvements	3-5	2,142	2,142

		114,209	46,287
Less accumulated depreciation		28,045	44,299

Property and equipment, net		$86,164	$1,988

Depreciation expense was $6,928 and $2,500 for the years ended December 31, 2003 and 2002, respectively.

NOTE 4- RELATED PARTY TRANSACTIONS

Stockholder Advances

From time to time the Company will provide or receive advances from its stockholders and be repaid or repay them. There is no interest being charged on these advances, and they are considered to be current obligations. There were no amounts due the Company or no obligations due from the Company at December 31, 2003 and 2002.

Consulting Agreement

The Company has a consulting agreement with a related party through common ownership to provide consulting services for the Company. The Company recognized approximately $10,000 per month for these services for the years ended December 31, 2003 and 2002.

NOTE 5- NOTES PAYABLE — BANK

The Company entered into a bank loan for $5,000 to purchase equipment in October 2003. The note accrued interest at an annual rate of 9% per annum and matures March 30, 2004. The balance at December 31, 2003 is $4,750.

In 2002, the Company had a similar note which was paid back during 2003. There remains no balance due on that note at December 31, 2003, and at December 31, 2002 there was $4,485 due.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 6- NOTES PAYABLE — OTHER

The Company entered into a note for the purchase of a company vehicle in May 2003.

The note is a three-year note that matures in April 2006 with a balloon payment of approximately $45,000. The note carries an annual percentage rate of 7.25% and the payments including interest are $932.85 per month.

The Company’s maturities over the next three years and in the aggregate are expected to be as follows:

December 31,
2004	$8,300
2005	9,500
2006	45,521

$63,321

In 2003, the Company had an amount of $6,000 outstanding which was borrowed from an individual. The Company was not charged interest on this amount, and repaid this amount in 2003.

NOTE 7- COMMITMENTS

Lease Commitments

The Company leases office space under an operating lease which expires in August 2004. The lease provides for monthly payments of $2,837. The lease is for a period of 12 months, and is renewable annually.

The Company also leases various equipment under operating leases. The rentals are included in rent expense for the years ended December 31, 2003 and 2002.

Rent expense for the years ended December 31, 2003 and 2002 was $42,136 and $78,269, respectively.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 8- STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company was incorporated as a Texas corporation in February 1994. The Company has one class of common stock, par value $1. The Company has 1,000 shares authorized, issued and outstanding at December 31, 2003 and 2002.

NOTE 9- SUBSEQUENT EVENTS

The Company in January 2004, was acquired for 18,761,726 shares of stock by Mobilepro Corp. The transaction was valued at approximately $500,000. The Company is now a wholly owned subsidiary of Mobilepro.

The Company in February 2004, through Mobilepro, has entered into memorandums of understanding under their umbrella with two other internet service providers in Texas.

INTERNET EXPRESS, INC.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
Internet Express, Inc.
Bridge City, Texas

We have audited the accompanying balance sheets of Internet Express, Inc. as of December 31, 2003 and 2002, and the related statements of income, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Express, Inc. as of December 31, 2003 and 2002, and the changes in its operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.
Gibbsboro, New Jersey

April 22, 2004

INTERNET EXPRESS, INC.
BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current Assets:
Cash	$22,246	$9,110
Accounts receivable, net	81,870	82,821

Total current assets	104,116	91,931

Furniture and equipment, net	36,190	66,290
Other Assets
Due from officer	—	25,735
Intangible assets, net	306,913	331,798

Total other assets	306,913	357,533

	$447,219	$515,754

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable	$224,222	$341,904
Accounts payable and accrued expenses	60,976	92,371

Total current liabilities	285,198	434,275

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $1 par value, 10,000 shares authorized; and 8,000 shares issued and outstanding at December 31, 2003 and 2002, respectively	8,000	8,000
Additional paid-in capital	139,683	76,508
Retained earnings (deficit)	14,338	(3,029)

	162,021	81,479

	$447,219	$515,754

The accompanying notes are an integral part of the financial statements.

INTERNET EXPRESS, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUE	$1,018,666	$1,165,049

COSTS AND EXPENSES:
Direct costs of revenue	513,586	587,462
Selling, general and administrative	403,437	506,986
Depreciation and amortization	54,985	82,605

	972,008	1,177,053

Income (loss) from operations	46,658	(12,004)

OTHER INCOME (EXPENSE):
Interest expense	(29,291)	(35,421)

	(29,291)	(35,421)

INCOME (LOSS) BEFORE INCOME TAXES	17,367	(47,425)
INCOME TAX (EXPENSE) BENEFIT	—	—

NET INCOME (LOSS)	$17,367	$(47,425)

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	8,000	8,000

NET INCOME (LOSS) PER SHARE	$2.17	$(5.93)

The accompanying notes are an integral part of the financial statements.

INTERNET EXPRESS, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

			Additional	Retained
	Common Stock		Paid-in	Earnings
	Shares	Amount	Capital	(Deficit)	Total
Balance, January 1, 2002	8,000	$8,000	$76,508	$44,396	$128,904
Net loss for the year	—	—	—	(47,425)	(47,425)

Balance, December 31, 2002	8,000	8,000	76,508	(3,029)	81,479
Net income for the year	—	—	63,175	17,367	80,542

Balance, December 31, 2003	8,000	$8,000	$139,683	$14,338	$162,021

The accompanying notes are an integral part of the financial statements.

INTERNET EXPRESS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash Flows from Operating Activities:
Net income (loss)	$17,367	$(47,425)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	54,985	82,605
Changes in operating assets and liabilities:
Decrease in accounts receivable	951	72,318
Increase (decrease) in accounts payable and accrued expenses	(31,395)	33,929

Total adjustments	24,541	188,852

Net cash provided by operating activities	41,908	141,427

Cash Flows from Investing Activities:
Purchase of property and equipment	—	(11,162)

Net cash (used in) investing activities	—	(11,162)

Cash Flows from Financing Activities:
Net proceeds (payments) of notes payable	(117,682)	(119,487)
Capital contributed by shareholders	63,175	—
Amounts advanced from officer, net	25,735	(8,296)

Net cash (used in) financing activities	(28,772)	(127,783)

Net Increase in Cash	13,136	2,482
Cash, Beginning of Year	9,110	6,628

Cash, End of Year	$22,246	$9,110

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Cash paid during the year for interest	$29,291	$35,421

The accompanying notes are an integral part of the financial statements.

INTERNET EXPRESS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 1- NATURE OF BUSINESS

Internet Express, Inc. (the “Company”) was incorporated in the State of Texas on April 17, 1996.

The Company offers complete broadband, VOIP, web hosting and design, and dialup internet access for individuals and businesses with a full range of connections including DSL, Dialup, T1 and T3. They provide internet service in southeastern Texas and concentrates on offering technical support and know-how with strong customer support and infrastructure.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

Cash

The Company considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and if necessary, maintains allowances for anticipated losses.

INTERNET EXPRESS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company earns revenue from providing the services as noted herein. The Company generally bills for the services approximately 2 weeks prior to the monthly anniversary date for the following month. The Company does not record deferred revenue for the two week period.

Cost and expenses are recognized generally as they are incurred under the accrual method of accounting unless specified by an agreement.

Property and Equipment

Property and equipment are stated at cost. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently. Depreciation expense is provided using the accelerated and straight-line methods over the estimated useful lives of the various assets, generally five years.

Long-Lived Assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated life of intangible and other long-lived assets, or whether the remaining balance of intangible and other long-lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability. The Company acquired another company and recognized $373,272 of goodwill in that transaction. Goodwill is reflected as intangible assets in the balance sheets. Under SFAS 142, the Company values the goodwill at least annually to determine whether any impairment should be recognized. As of December 31, 2003 and 2002, the Company did not record any losses due to impairment. The Company has been amortizing the goodwill over a period of 15 years, and amortization expense for the year ended December 31, 2003 and 2002 was $24,885, respectively.

INTERNET EXPRESS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments, as reflected in the balance sheets, approximate their estimated fair value as of December 31, 2003 and 2002.

Net Income (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. This standard requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net income (loss) per common share (basic and diluted) is based on the net income (loss) divided by the weighted average number of common shares outstanding during the year.

When the Company incurs a loss from operations their potentially issuable shares of common stock pursuant to outstanding stock purchase options are excluded from the diluted computation as the effect would be anti-dilutive.

Income Taxes

The Company is a Texas corporation and they account for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs incurred for the years ended December 31, 2003 and 2002 were $21,683 and $32,603, respectively.

INTERNET EXPRESS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 3- PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2003 and 2002 were as follows:

	Estimated
	Useful
	Lives (Years)	2003	2002
Furniture and fixtures	7	$6,962	$6,962
Machinery and equipment	5	260,337	260,337
Vehicles	5	34,641	34,641

		301,940	301,940
Less accumulated depreciation		265,750	235,650

Property and equipment, net		$36,190	$66,290

Depreciation expense was $30,100 and $57,720 for the years ended December 31, 2003 and 2002, respectively.

NOTE 4- RELATED PARTY TRANSACTIONS

Officers Advances

From time to time the Company will provide or receive advances from its officers and be repaid or repay them. There is no interest being charged on these advances, and they are considered to be current obligations. At December 31, 2003, there were no amounts outstanding. At December 31, 2002, the Company had a receivable due from an officer of $25,735. This amount was paid back in 2003.

INTERNET EXPRESS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 5- NOTES PAYABLE

     Notes payable at December 31, 2003 and 2002 consists of the following:

	2003	2002
Bank loan, principal amount of $247,356 at 6.75% interest, due May 30, 2007, secured by substantially all of the business assets. Monthly payments of principal and interest of $5,900. (loan was repaid March 2004)	$220,407	$—
Bank loan, principal amount of $25,165 at 8% interest, due May 25, 2004, secured by computer equipment. Monthly payments of principal and interest of $790.	3,815	12,605
Bank loan, principal amount of $32,469 at 6.90% interest, due March 28, 2003, secured by a vehicle. Monthly payments of principal and interest of $778. (Final payment made March 2003)	—	2,221
Line of credit with a bank up to $50,000, secured by a portion of the assets of the Company. Interest variable at rates ranging between 5% and 7% (Balance paid off May 2003)	—	19,268
Bank loan, principal amount of $45,595 at 14.049% interest, due September, 2003, secured by a machinery and equipment. Monthly payments of principal and interest of $1,559. (Final payment made September 2003)	—	18,704
Line of credit with a bank up to $50,000, secured by a portion of the assets of the Company. Interest variable at rates ranging between 5% and 7% (Balance paid off May 2003)	—	45,704
Note payable with the sellers of Data Recall, principal amount of $326,223 at 8%, secured by the assets of the Company. Monthly payments of principal and interest of $7,964. (Final payment made June 2003)	—	203,215
Home equity loan, principal amount of $42,439 at 9.2286% interest, due April 25, 2016, secured by a shareholders home. Monthly payments of principal and interest of $436. (Repaid in April 2003 - early retirement)	—	40,187

Total	224,222	341,904
Less: amount included in current liabilities	(224,222)	(341,904)

Long-term notes payable	$—	$—

INTERNET EXPRESS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 6- COMMITMENTS

Lease Commitments

The Company leases office space under an operating lease which expires in April 2006. The lease provides for monthly payments of $1,723. The lease is for a period of 36 months.

The Company also leases various equipment under operating leases. The rentals are included in rent expense for the years ended December 31, 2003 and 2002.

Rent expense for the years ended December 31, 2003 and 2002 was $50,361 and $65,285, respectively.

NOTE 8- STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company was incorporated as a Texas corporation in April 1996. The Company has one class of common stock, par value $1. The Company was originally incorporated with 1,000 shares authorized increased to 10,000 in 1999, and has 8,000 issued and outstanding shares at December 31, 2003 and 2002.

Additionally, officers of the Company have contributed capital into the Company, periodically from time to time. These amounts are reflected as additional paid in capital.

NOTE 9- SUBSEQUENT EVENTS

The Company as of March 1, 2004, was acquired for $650,000. The Company is now a wholly owned subsidiary of DFW Internet Services, Inc. and indirectly Mobilepro Corporation.

Mobilepro Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2003

	Mobilepro	DFW	Note		Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash	$742,861	$47,756					$790,617
Accounts receivable, net	0	156,768					156,768

TOTAL CURRENT ASSETS	742,861	204,524				0	947,385
FIXED ASSETS - at cost, net	25,528	122,354					147,882
Deposits	0	2,837					2,837
Intangible assets, net	0	306,913					306,913

	$768,389	$636,628				$0	$1,405,017

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Note payable, current portion	$142,000	$237,272			$		$379,272
Deferred revenue	0	66,424					66,424
Convertible debentures, current portion	180,000	0					180,000
Equity line of credit	1,000,000	0					1,000,000
Accounts payable and accrued expenses	644,806	141,075					785,881

TOTAL CURRENT LIABILITIES	1,966,806	444,771				0	2,411,577

Note payable, net of current portion	95,500	55,021					150,521
Convertible debentures, net of current portion	25,617	0					25,617
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.001 par value;
5,000,000, 0, and 5,000,000 shares authorized, 35,425, 0, and 35,425 issued and outstanding	35	0					35
Common stock, $.001, $1 and $.001 par value -
600,000,000, 11,000 and 600,000,000 shares authorized, 155,064,766, 9,000, and 173,826,492 shares issued and outstanding	155,064	9,000	(a	)		18,762	173,826
			(a	)		(9,000)
Additional paid-in-capital	13,635,692	139,683	(a	)		(21,609)	13,753,766
Accumulated deficit	(15,110,325)	(11,847)	(a	)		11,847	(15,110,325)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(1,319,534)	136,836				0	(1,182,698)

	$768,389	$636,628				$0	$1,405,017

See notes to pro forma financial statements.

Mobilepro Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months / Year Ended December 31, 2003

	Mobilepro	DFW	Note		Adjustments		Pro Forma
Revenue	$0	$1,764,260			$		$1,764,260
Costs of sales	0	904,377					904,377

Net revenue	0	859,883				0	859,883
Operating expenses:
Professional fees and compensation	965,306	0					965,306
Rent and property costs	84,867	0					84,867
Advertising and marketing	24,480	0					24,480
Research and development	1,620	0					1,620
Travel and meals expenses	23,053	0					23,053
General and administrative expenses	100,542	729,150					829,692
Depreciation and amortization	10,941	61,913					72,854

Total operating expenses	1,210,809	791,063				0	2,001,872

Income (Loss) from operations	(1,210,809)	68,820				0	(1,141,989)
Other income (expense)	(220,532)	(33,456)					(253,988)

Income (Loss) before provision for income taxes	(1,431,341)	35,364				0	(1,395,977)
Provision for income taxes	0	0	(b	)		0	0

Net income (loss)	$(1,431,341)	$35,364				$0	$(1,395,977)

Net loss per share - basic and diluted	$(.02)						$(0.01)

Weighted average shares outstanding	89,771,571						108,533,297

See notes to pro forma financial statements.

Mobilepro Corp. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year/ Three Months Ended March 31, 2003

	Mobilepro	DFW	Note		Adjustments		Pro Forma
Revenue	$0	$645,106			$		$645,106
Costs of sales	0	327,002					327,002

Net revenue	0	318,104				0	318,104
Operating expenses:
Professional fees and compensation	2,250,229	0					2,250,229
Rent and property costs	86,068	0					86,068
Advertising and marketing	26,034	0					26,034
Research and development	8,495	0					8,495
Travel and meals expenses	12,562	0					12,562
General and administrative expenses	80,426	288,589					369,015
Depreciation and amortization	15,352	16,103					31,455

Total operating expenses	2,479,166	304,692				0	2,783,858

Income (Loss) from operations	(2,479,166)	13,412				0	(2,465,754)
Other income (expense)	(7,292,223)	(8,263)					(7,300,486)

Income (Loss) before provision for income taxes	(9,771,389)	5,149				0	(9,766,240)
Provision for income taxes	0	0	(b	)		0	0

Net income (loss)	$(9,771,389)	$5,149				$0	$(9,766,240)

Net loss per share - basic and diluted	$(.45)						$(0.24)

Weighted average shares outstanding	21,802,658						40,567,384

See notes to pro forma financial statements.

Mobilepro Corp. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at December 31, 2003 and the unaudited pro forma condensed consolidated statements for the nine months / year ended December 31, 2003 and the year ended / three months ended March 31, 2003, to reflect the proposed combination of Mobilepro Corp. and DFW Internet Services, Inc., which includes Internet Express, Inc.

(a)	To record the stock issuance for DFW Internet Services, which occurred January 2004.

(b)	There is no income tax provision for 2003 due to the carryover of the net operating losses.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

	Nine Months Ended	Year Ended
	December 31, 2003	March 31, 2003
Mobilepro’s. weighted average shares outstanding Before acquisition	89,771,571	21,802,658
Shares issued in acquisition of DFW Internet Services, Inc.	18,761,726	18,761,726
Mobilepro’s weighted average shares outstanding After acquisition	108,533,297	40,567,384

PROSPECTUS

295,219,537 Shares of Common Stock

MOBILEPRO CORP.

May 27, 2004

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Mobilepro Corp. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•	except the common stock offered by this prospectus;

•	in any jurisdiction in which the offer or solicitation is not authorized;

•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•	to any person to whom it is unlawful to make the offer or solicitation; or

•	to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

•	there have been no changes in the affairs of Mobilepro Corp. after the date of this prospectus; or

•	the information contained in this prospectus is correct after the date of this prospectus.

Until May 27, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.